Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223960

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 26, 2018

Preliminary Prospectus Supplement

(To Prospectus Dated June 5, 2018)

Subscription Rights to Purchase Up to 10,000 Units

Consisting of an Aggregate of Up to 10,000 Shares of Series 5 Convertible Preferred Stock

and Warrants to Purchase Up to 2,000,000 Shares of Common Stock

at a Subscription Price of $1,000 Per Unit

We are distributing to holders of our common stock, our Series 4 Convertible Preferred Stock and certain of our outstanding warrants who are entitled to participate in this offering, at no charge, non-transferable subscription rights to purchase up to an aggregate of $10 million of units. Each unit consists of one share of Series 5 Convertible Preferred Stock and 200 warrants. We refer to the offering that is the subject of this prospectus supplement as the rights offering. In the rights offering, you will receive one subscription right for every share of common stock owned (or into which such Series 4 Convertible Preferred Stock may be converted or such participating warrants may be exercised) at 5:00 p.m., Eastern Time, on December 6, 2018, the record date of the rights offering. The Series 5 Convertible Preferred Stock and the warrants comprising the units will be separate upon the closing of the rights offering and will be issued separately, however, they may only be purchased as a unit, and the units will not trade as a separate security. The subscription rights will not be tradable. Holders of our Series 4 Convertible Preferred Stock and participating warrants as of the record date will receive subscription rights pursuant to the terms of those securities. Of the aggregate unit amount of 10,000, 30%, or 3,000 units, shall be offered for purchase by the investors (the “January 2018 Investors”) signatory to the Securities Purchase Agreement, dated January 5, 2018 (the “January 2018 SPA”), in accordance with the participation rights granted thereunder. For a detailed discussion, see “The Rights Offering — Limitation on the Purchase of Units.”

Each subscription right will entitle you to purchase one unit, at a subscription price of $1,000 per unit, which we refer to as the basic subscription right. Each warrant entitles you to purchase one share of common stock at an exercise price of $5.00 per share from the date of issuance through its expiration five years after the date of issuance. The subscription price was determined by our board of directors after a review of recent historical trading prices of our common stock on the Nasdaq Capital Market. If you fully exercise your basic subscription right, you may also exercise an over-subscription privilege to purchase additional units that remain unsubscribed to at the expiration of the Rights Offering, subject to the availability and pro rata allocation of units among holders of common stock, Series 4 Convertible Preferred Stock and participating warrants entitled to receive subscription rights pursuant to this rights offering exercising this over-subscription privilege. If all the rights are exercised, the total purchase price of the units offered in the rights offering will be approximately $10 million.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on December 21, 2018, unless the rights offering is extended or earlier terminated by the Company. In our sole discretion, we may extend the rights offering and the period for exercising your subscription rights. You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering. All exercises of subscription rights are irrevocable, even if the rights offering is extended by our board of directors.

We have not entered into any standby purchase agreement or other similar arrangement in connection with the rights offering. The rights offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the rights offering.

We have engaged Maxim Group LLC to act as dealer-manager in the rights offering.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-17 of this prospectus supplement. You should carefully consider these risk factors, as well as the information contained in this prospectus supplement and the accompanying prospectus, before you invest.

Broadridge Corporate Issuer Solutions, Inc. will serve as the subscription agent and information agent for the rights offering. The subscription agent will hold the funds we receive from subscribers until we complete, abandon or terminate the rights offering. If you want to participate in this rights offering and you are the record holder of your shares or participating warrants, we recommend that you submit your subscription documents to the subscription agent well before the deadline. If you want to participate in this rights offering and you hold shares through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see “The Rights Offering — The Subscription Rights.”

Our board of directors reserves the right to terminate the rights offering for any reason any time before the closing of the rights offering. If we terminate the rights offering, all subscription payments received will be returned within 10 business days, without interest or deduction. We expect the rights offering to expire on or about December 21, 2018, subject to our right to extend the rights offering as described above, and that we would close on subscriptions within five business days of such date.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INPX.” On November 23, 2018, the last reported sale price of our common stock was $4.35 per share. There is no established public trading market for the Series 5 Convertible Preferred Stock or the warrants. We do not intend to apply for listing of the Series 5 Convertible Preferred Stock on any securities exchange or recognized trading system. However, we intend to apply to list the warrants on the Nasdaq Capital Market. We cannot guarantee that the warrants will be approved for listing on Nasdaq. The subscription rights are non-transferrable and will not be listed for trading on the Nasdaq Capital Market or any other securities exchange or market. You are urged to obtain a current price quote for our common stock before exercising your subscription rights.

	Per Unit	Total(2)
Subscription price	$1,000	$10,000,000
Dealer-Manager fees and expenses (1)	$65	$650,000
Proceeds to us, before expenses	$935	$9,350,000

(1)	In connection with this rights offering, we have agreed to pay to Maxim Group LLC as the dealer-manager a cash fee equal to 6.5% of the gross proceeds received by us directly from exercises of the subscription rights. We have also agreed to reimburse the dealer-manager for its expenses up to $75,000. See “Plan of Distribution.”

(2)	Assumes the rights offering is fully subscribed, but excludes proceeds from the exercise of warrants included within the units.

Our board of directors is making no recommendation regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights before the expiration date. You may not revoke or revise any exercises of subscription rights once made.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Dealer-Manager

Maxim Group LLC

The date of this prospectus supplement is December      , 2018

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the rights offering. The second part, the accompanying prospectus, provides more general information about the securities we may offer from time to time, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” on page S-51 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the dealer-manager have authorized any other person to provide you with any information that is different. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and/or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and/or the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us” and “our” refer to Inpixon and its subsidiaries.

Note Regarding Reverse Stock Split

The Company effected a reverse split of its outstanding common stock, par value $0.001, at a ratio of 1-for-40, effective as of November 2, 2018 (the “Reverse Split”), for the purpose of complying with Nasdaq Listing Rule 5550(a)(2). We have reflected the Reverse Split herein, unless otherwise indicated.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history with recent acquisitions;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for the products and services we develop;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manufacture any products we develop;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our ability to obtain adequate financing in the future;

●	our ability to continue as a going concern;

●	lawsuits and other claims by third parties;

●	our expectations regarding the use of our existing cash and the expected net proceeds of the rights offering;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus supplement and the accompanying prospectus.

These risks are not exhaustive. Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about this rights offering. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, the units offered hereby, and our business. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement.

What is the rights offering?

We are distributing to holders of shares of our common stock, Series 4 Convertible Preferred Stock and holders of certain of our outstanding warrants as of 5:00 p.m., Eastern Time, on December 6, 2018, which is the record date for the rights offering, at no charge, non-transferable subscription rights to purchase units, each consisting of one share of Series 5 Convertible Preferred Stock and 200 warrants. Each warrant will be exercisable for one share of our common stock. You will receive one subscription right for each share of common stock (including each share of common stock issuable upon conversion of Series 4 Convertible Preferred Stock or exercise of the participating warrants) you owned as of 5:00 p.m., Eastern Time, on the record date. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, which are described below. Upon closing of the rights offering, the Series 5 Convertible Preferred Stock and warrants will immediately separate. We do not intend to apply for listing of the Series 5 Convertible Preferred Stock on any securities exchange or recognized trading system. However, we intend to apply to list the warrants on the Nasdaq Capital Market. We cannot guarantee that the warrants will be approved for listing on Nasdaq. The common stock to be issued upon conversion of the Series 5 Convertible Preferred Stock or exercise of the warrants, like our existing shares of common stock, will be traded on the Nasdaq Capital Market under the symbol “INPX.”

Why are we conducting the rights offering?

We are conducting the rights offering to raise additional capital for working capital and general corporate purposes (including research and development, sales and marketing and the satisfaction of outstanding amounts payable to our vendors in connection with trade payables). Additionally, we may use a portion of the net proceeds of this rights offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of our growth strategy. However, we currently have no commitments with respect to any such acquisitions or investments.

What are the basic subscription rights?

Each basic subscription right gives our stockholders and holders of the participating warrants the opportunity to purchase units consisting of one share of Series 5 Convertible Preferred Stock and 200 warrants at a subscription price of $1,000 per unit, subject to the limits described below. We have granted to you, as a stockholder or warrant holder of record as of 5:00 p.m., Eastern Time, on the record date, one subscription right for each share of our common stock you owned at that time. For example, if you owned 1,000 shares of our common stock as of 5:00 p.m., Eastern Time, on the record date, you would have received 1,000 subscription rights and would have the right to purchase 1,000 units for $1,000 per unit subject to certain limitations. You may exercise all or a portion of your basic subscription rights or you may choose not to exercise any subscription rights at all. However, if you exercise fewer than all of your basic subscription rights, you will not be entitled to purchase any additional shares pursuant to the over-subscription privilege.

If you hold stock certificates or participating warrants, the number of basic subscription rights you may exercise is indicated on the enclosed rights certificate. If you hold your shares of common stock, Series 4 Convertible Preferred Stock or participating warrants in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, the Depository Trust Company (“DTC”) will issue one subscription right to the nominee record holder for each share of our common stock (including shares issuable upon conversion of Series 4 Convertible Preferred Stock or exercise of participating warrants) that you own at the record date. If you are not contacted by your custodian bank, broker, dealer or other nominee, you should contact your nominee as soon as possible.

What is the over-subscription privilege?

We do not expect all of our stockholders and holders of the participating warrants to exercise all of such holder’s basic subscription rights. The over-subscription privilege provides each rights holder that exercises all of such rights holder’s basic subscription rights the opportunity to purchase the units that are not purchased by the January 2018 Investors exercising their participation rights under the January 2018 SPA or other holders of common stock, the Series 4 Convertible Preferred Stock and the participating warrants. If you fully exercise your basic subscription right, the over-subscription privilege of each right entitles you to subscribe for additional units unclaimed by other holders of rights in the rights offering at the same subscription price per unit. If an insufficient number of units are available to fully satisfy all over-subscription privilege requests, the available units will be distributed proportionately among holders of common stock, Series 4 Convertible Preferred Stock and participating warrants who exercise their over-subscription privileges based on the number of units each rights holder subscribed for under the basic subscription right.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment for exercise of your over-subscription privilege before the expiration of the rights offering. Because we will not know the total number of unsubscribed units before the expiration of the rights offering, if you wish to maximize the number of units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of units available, assuming that no stockholder other than you has purchased any units pursuant to such stockholder’s basic subscription right and over-subscription privilege. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period. See “The Rights Offering—The Subscription Rights— Over-Subscription Privilege.”

May the subscription rights that I exercise be reduced for any reason?

Yes. While we are distributing to holders of our common stock, Series 4 Convertible Preferred Stock and participating warrants one subscription right for each share of common stock owned on the record date, we are only seeking to raise $10 million dollars in gross proceeds in this rights offering, subject to increase as described under “The Rights Offering—Amendment to the Terms of the Rights Offering” below. Of such amount, 30% of the units, or 3,000 units, may be purchased by the January 2018 Investors in accordance with the participation rights granted under the January 2018 SPA. Any remaining amount not purchased by the January 2018 Investors will be allocated as subscription rights to our holders of common stock, Series 4 Convertible Preferred Stock and participating warrants as of the record date. As a result, based on 1,581,880 shares of common stock outstanding as of November 19, 2018 and 141 shares of common stock issuable upon conversion of the Series 4 Convertible Preferred Stock and 2,368,268 shares issuable upon exercise of the participating warrants, we would grant subscription rights to acquire 3,950,289 units but will only accept subscriptions for 10,000 units. Of such units, an aggregate of 3,000 will be offered to the January 2018 Investors for purchase. Accordingly, sufficient units may not be available to honor your subscription in full. If exercises of basic subscription rights exceed the number of units available in the rights offering, we will allocate the available units pro-rata among the record holders exercising the basic subscription rights in proportion to the number of shares of our common stock each of those record holders owned on the record date (including shares of common stock issuable upon conversion of the Series 4 Convertible Preferred Stock or exercise of the participating warrants), relative to the number of shares owned on the record date by all record holders exercising the basic subscription right. If this pro-rata allocation results in any record holders receiving a greater number of units than the record holder subscribed for pursuant to the exercise of the basic subscription rights, then such record holder will be allocated only that number of units for which the record holder subscribed, and the remaining units will be allocated among all other record holders exercising their basic subscription rights on the same pro rata basis described above. The proration process will be repeated until all units have been allocated. Please also see the discussion under “The Rights Offering—The Subscription Rights—Over-Subscription Privilege” and “The Rights Offering—Limitation on the Purchase of Units” for a description of potential proration as to the over-subscription privilege and certain stock ownership limitations.

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription privileges) to purchase units that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 19.99% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering. If the amount of shares allocated to you is less than your subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

In addition, to the extent that any holder of Series 4 Convertible Preferred Stock or participating warrants right to participate in this rights offering would result in the holder exceeding the beneficial ownership limitation set forth in such securities, then the holder will not be entitled to participate in this rights offering.

What are the terms of the Series 5 Convertible Preferred Stock?

Each share of Series 5 Convertible Preferred Stock will be convertible at the option of the holder at any time into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series 5 Convertible Preferred Stock by a conversion price of $5.00 per share, subject to adjustment. The Series 5 Convertible Preferred Stock has certain conversion rights and dividend rights as described in more detail herein. We do not currently intend to list the Series 5 Convertible Preferred Stock on any securities exchange or recognized trading system.

What are the terms of the warrants?

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $5.00 per share from the closing date through its expiration five years from the date of issuance. The warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the warrants is not in effect, on a cashless basis. At any time at least one year after the issuance date, at our option, we may redeem the warrants for $12.50 per warrant if our common stock closes above $12.50 per share for ten consecutive trading days.

Are the warrants listed?

We intend to apply to list the warrants on the Nasdaq Capital Market, but there is currently no established trading market for the warrants. We cannot guarantee that the warrants will be approved for listing on Nasdaq. The warrants will be issued under a warrant agent agreement with Computershare Trust Company, N.A. as warrant agent.

Will fractional shares be issued upon the conversion of shares of Series 5 Convertible Preferred Stock or the exercise of warrants?

No fractional shares of common stock will be issued as a result of the conversion of shares of Series 5 Convertible Preferred Stock or the exercise of warrants. Instead, for any such fractional share that would otherwise have been issuable upon conversion of shares of Series 5 Convertible Preferred Stock, the Company may, at its election, pay a cash payment equal to such fraction multiplied by the conversion price or round up to the next whole share, and for any such fractional share that would have otherwise been issued upon exercise of warrants, the Company will round up such fraction to the next whole share.

How was the subscription price determined?

In determining the subscription price, the board of directors considered, among other things, the following factors:

●	our need to raise capital in the near term to continue our operations;

●	the current and historical trading prices of our common stock;

●	the price at which stockholders might be willing to participate in the rights offering;

●	the value of the Series 5 Convertible Preferred Stock being issued as a component of the unit;

●	the value of the warrants being issued as a component of the unit;

●	our need for additional capital and liquidity;

●	the cost of capital from other sources; and

●	comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. In addition, pursuant to the terms of a securities purchase agreement, we cannot issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents at or below an effective per share purchase price of $4.96 until January 1, 2019.

The subscription price does not necessarily bear any relationship to any established criteria for value. You should not consider the subscription price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the rights offering. You should obtain a current price quote for our common stock and perform an independent assessment of our common stock, Series 5 Convertible Preferred Stock and warrants before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the rights offering, the information in this prospectus and the other considerations relevant to your circumstances. Once made, all exercises of subscription rights are irrevocable. In addition, there is no established trading market for the Series 5 Convertible Preferred Stock warrants to be issued pursuant to this rights offering, and the Series 5 Convertible Preferred Stock and warrants may not be widely distributed.

Am I required to exercise all of the basic subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change; however, upon conversion of the Series 5 Convertible Preferred Stock and exercise of the warrants offered hereby, you will own a smaller proportional interest in the Company than if you had timely exercised all or a portion of your subscription rights. If you choose not to exercise your subscription rights or you exercise fewer than all of your subscription rights and other holders of common stock, Series 4 Convertible Preferred Stock and participating warrants fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our common stock owned by these other holders of common stock, Series 4 Convertible Preferred Stock and participating warrants will increase relative to your ownership percentage to the extent such securities are converted or exercised, as applicable, and your voting and other rights in the Company will likewise be diluted. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege.

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment (and your payment must clear) prior to the expiration of the rights offering, which is December 21, 2018, at 5:00 p.m., Eastern Time. If you hold your shares of common stock, Series 4 Convertible Preferred Stock or participating warrants in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on December 21, 2018 by which you must provide it with your instructions to exercise your subscription rights and payment for your units. Our board of directors may, in its discretion, extend the rights offering one or more times. Our board of directors may cancel or amend the rights offering at any time before its expiration. In the event that the rights offering is cancelled, all subscription payments received will be returned promptly, without interest or penalty.

Although we will make reasonable attempts to provide this prospectus supplement and the accompanying prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time, on December 21, 2018 (unless extended), whether or not we have been able to locate each person entitled to subscription rights.

All exercises of subscription rights are irrevocable, even if the rights offering is extended by our board of directors.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed for trading on the Nasdaq Capital Market or any other stock exchange or market. Rights certificates may only be completed by the stockholder or holder of the participating warrants who receives them.

Are we requiring a minimum subscription to complete the rights offering?

There is no aggregate minimum we must receive to complete the rights offering.

Has the board of directors made a recommendation to stockholders or holders of participating warrants regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Rights holders who exercise subscription rights will incur investment risk on new money invested. There is currently no market for our shares of Series 5 Convertible Preferred Stock and, unless we or you choose to convert your shares of Series 5 Convertible Preferred Stock into shares of common stock, you will not be able to resell such shares. We intend to apply to list the warrants on the Nasdaq Capital Market; however, we cannot guarantee that the warrants will be approved for listing on Nasdaq. Even if approved for listing, we cannot predict the price at which the warrants will trade after the rights offering.

Our common stock is listed on the Nasdaq Capital Market. We cannot predict the price at which our shares of common stock will trade after the rights offering. On November 23, 2018, the last reported sale price of our common stock on the Nasdaq Stock Market was $4.35 per share. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the rights offering, the information contained in this prospectus supplement, the accompanying prospectus and other considerations relevant to your circumstances. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

How do I exercise my subscription rights?

If you are a stockholder or holder of the participating warrants of record (meaning you hold your shares of our common stock, Series 4 Convertible Preferred Stock or participating warrants in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the rights offering, you must deliver a properly completed and signed rights certificate, together with payment of the subscription price for both your basic subscription rights and any over-subscription privilege you elect to exercise, to the subscription agent before 5:00 p.m., Eastern Time, on December 21, 2018. If you are exercising your subscription rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the units subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares of common stock, Series 4 Convertible Preferred Stock or participating warrants are held in “street name”?

If you hold your shares of our common stock, Series 4 Convertible Preferred Stock or participating warrants in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares of common stock, Series 4 Convertible Preferred Stock or the participating warrants you beneficially own. The record holder must exercise the subscription rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this rights offering and purchase units, please promptly contact the record holder of your shares of common stock, Series 4 Convertible Preferred Stock or participating warrants. We will ask the record holder of your shares of common stock, Series 4 Convertible Preferred Stock or participating warrants, who may be your broker, dealer, bank or other nominee, to notify you of this rights offering.

What form of payment is required to purchase units?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full United States currency by personal or certified check payable to Broadridge Corporate Issuer Solutions, Inc., the subscription agent, drawn upon a United States bank; U.S. Postal money order; or wire transfer.

If payment is issued by check, payment will be deemed to have been received by the subscription agent only upon the subscription agent’s receipt of the check, receipt and clearance of such check.

Please note that funds paid by uncertified personal check may take at least seven business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time.

When will I receive my new shares of Series 5 Convertible Preferred Stock and warrants?

All securities that you purchase in the rights offering to which you are entitled will be issued in book-entry, or uncertificated, form. When issued, the securities will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering period, the subscription agent will arrange for the issuance of the shares of Series 5 Convertible Preferred Stock and the warrants purchased in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares and warrants you may have elected to purchase by exercise of your rights in order to comply with state securities laws.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if you later learn information about us or the rights offering that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase units in the rights offering.

Will our directors and officers participate in the rights offering?

All holders of our common stock, Series 4 Convertible Preferred Stock and participating warrants as of the record date for the rights offering will receive, at no charge, the non-transferable subscription rights to purchase shares of Series 5 Convertible Preferred Stock and warrants as described in this prospectus supplement. To the extent that our directors and officers held shares of our common stock (including shares of restricted common stock), Series 4 Convertible Preferred Stock or participating warrants as of the record date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the rights offering. Our directors and officers have not indicated to us whether they will participate in the rights offering pursuant to their basic subscription rights.

Will the equity awards of our employees, officers and directors automatically convert into common stock in connection with the rights offering?

Holders of our equity awards to employees, officers and directors, including outstanding stock options, will not receive rights in the rights offering in connection with such equity awards, but will receive subscription rights in connection with any shares of our common stock, Series 4 Convertible Preferred Stock and participating warrants held as of the record date.

How will the rights offering affect our outstanding common stock?

As of November 19, 2018, we had 1,581,880 shares of our common stock outstanding, 141 shares of common stock issuable upon conversion of the Series 4 Preferred and 2,368,434 shares of common stock issuable upon exercise of outstanding warrants. Assuming no additional shares of common stock are issued by the Company prior to consummation of the rights offering and assuming all units are sold in the rights offering, we will have in addition to our previously issued and outstanding securities, 10,000 shares of Series 5 Convertible Preferred Stock outstanding, and warrants to purchase an additional 2,000,000 shares of our common stock outstanding.

The issuance of Series 5 Convertible Preferred Stock and warrants exercisable for shares of our common stock in the rights offering will dilute, and thereby reduce, your proportionate ownership in the Company unless you fully exercise your basic subscription rights.

How much will the Company receive from the rights offering?

We expect the aggregate proceeds, net of dealer-manager fees and other fees and expenses, from the rights offering will be approximately $8.9 million, assuming all rights are exercised. We intend to use the net proceeds to provide for working capital and general corporate purposes (including research and development, sales and marketing and the satisfaction of outstanding amounts payable to our vendors in connection with trade payables). Additionally, we may use a portion of the net proceeds of this rights offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of our growth strategy. However, we currently have no commitments with respect to any such acquisitions or investments. Please see “Use of Proceeds.”

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of our securities and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement and all other information included in, or incorporated by reference into, this prospectus supplement.

Can the board of directors terminate or extend the rights offering?

Yes. Our board of directors may decide to terminate the rights offering at any time and for any reason before the expiration of the rights offering. We also have the right to extend the rights offering for additional periods in our sole discretion. We do not presently intend to extend the rights offering. We will notify stockholders and the public if the rights offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the rights offering.

If the rights offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a designated bank account until the rights offering is completed. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If your shares of common stock, Series 4 Convertible Preferred Stock or participating warrants are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your securities because the subscription agent will return payments through the record holder of your securities.

Will I receive interest on any funds I deposit with the subscription agent?

No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or cancellation of the rights offering. If the rights offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

How do I exercise my rights if I live outside the United States?

The subscription agent will hold rights certificates for holders of common stock, Series 4 Convertible Preferred Stock and participating warrants having addresses outside of the United States. In order to exercise subscription rights, foreign holders of common stock, Series 4 Convertible Preferred Stock and participating warrants must notify the subscription agent and timely follow the procedures described in “The Rights Offering—Foreign Stockholders.”

What fees or charges apply if I purchase units in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue units to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

What are the U.S. federal income tax consequences of receiving and/or exercising my subscription rights?

For U.S. federal income tax purposes, it is unclear whether you will recognize income in connection with the receipt of subscription rights in the rights offering, but we believe you will not recognize gain or loss upon the exercise of a subscription right. You should consult your tax advisor as to the tax consequences of the rights offering in light of your particular circumstances. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares of common stock, Series 4 Convertible Preferred Stock or participating warrants are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your subscription documents, rights certificate, and subscription payment to the subscription agent by hand delivery, first class mail or courier service to:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(888) 789-8409 (toll free)	(888) 789-8409

You or, if applicable, your nominee are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering at 5:00 p.m. Eastern Time on December 21, 2018. Do not send or deliver the materials to the Company

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent for the Rights Offering:

Broadridge Corporate Issuer Solutions, Inc.
(888) 789-8409 (toll free)

Who is the dealer-manager?

Maxim Group LLC will act as dealer-manager for the rights offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, the dealer-manager will use its best efforts to solicit the exercise of subscription rights. We have agreed to pay the dealer-manager certain fees for acting as dealer-manager and to reimburse the dealer-manager for certain out-of-pocket expenses incurred in connection with this offering. The dealer-manager is not underwriting or placing any of the subscription rights or the shares of Series 5 Convertible Preferred stock or warrants being issued in the rights offering and is not making any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights), shares of Series 5 Convertible Preferred Stock or warrants.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this rights offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, in the documents we incorporate by reference and in any free writing prospectus that we have authorized for use in connection with this offering. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Our Business

Inpixon is a technology company that helps to secure, digitize and optimize any premises with Indoor Positioning Analytics, sometimes referred to in this prospectus supplement as “IPA,” for businesses and governments in the connected world. Inpixon Indoor Positioning Analytics is based on new sensor technology that finds all accessible cellular, Wi-Fi, Bluetooth and RFID signals anonymously. Paired with a high-performance, data analytics platform, this technology delivers visibility, security and business intelligence on any commercial or government premises world-wide. Inpixon’s products, infrastructure solutions and professional services group help customers take advantage of mobile, Big Data, analytics and the Internet of Things (“IoT”).

Inpixon Indoor Positioning Analytics offer:

●	New sensors with proprietary technology that can find all accessible cellular, Wi-Fi, Bluetooth and RF signals. Utilizing various radio signal technologies ensures precision device positioning accurately down to arm’s length. This enables highly detailed understanding of customer journey and dwell time in retail scenarios, detection and identification of authorized and unauthorized devices, and prevention of rogue devices through alert notification based on rules when unknown devices are detected in restricted areas.

●	Data science analytics with lightning fast data mining using an in-memory database that uses a dynamic blend of RAM and NAND along with specially optimized algorithms that both minimize data movement and maximize system performance. This enables the system to deliver reports with valuable insights to the user as well as to integrate with common third party visualization, charting, graphing and dashboard systems.

●	Insights that deliver visibility and business intelligence about detailed customer journey and flow analysis of in-stores and storefronts allowing businesses to better understand customer preferences, measure campaign effectiveness, uncover revenue opportunities and deliver an exceptional shopping experience.

Inpixon Indoor Positioning Analytics can assist all types of establishments, including brands, retailers, shopping malls and shopping centers, hotels and resorts, gaming operators, airports, healthcare facilities, office buildings and government agencies, by providing greater security, gaining better business intelligence, increasing consumer confidence and reducing risk while being compliant with applicable “Personal Identifiable Information” regulations.

IPA Product Roadmap

Inpixon is a company in the information and technology industry and therefore keeping up with the technological advancements within the industry are critical to our long term success and growth. As a result, our senior management must continuously work to ensure that they remain informed and prepared to quickly adapt and leverage new technologies within our product and service offering as such technologies become available. In connection with that goal, our 2018 product roadmap development plans include the use of blockchain technology to maintain and propagate device reputation, enforcing security policies and attaining compliance, artificial intelligence for amassing anonymous device information, voice-assisted analytics interface and ingesting and analyzing video feeds to offer more powerful insights about the indoors.

Blockchain Technology for Device Reputation

Our IPA platform locates, monitors and analyzes the path of all cellular, Wi-Fi, and Bluetooth devices, regardless of make, manufacturer or device type, allowing not just the ability to identify and prevent unwanted mobile devices, but also the ability to track and analyze device traffic within an indoor location. The addition of “device reputation” to our IPA platform has been an important component of our anticipated product enhancements. “Device reputation” refers to information regarding the particular history of a device, such as when a device enters a certain location, where within that location the device has travelled, the types of activities for which the device was previously used, including, but not limited to, whether the device is linked to prior fraudulent activities, and information concerning accounts that the device might be linked to.

We intend to use “blockchain technology” in order to propagate device reputation profiles. “Blockchain technology” refers to a type of decentralized “distributed ledger” or database that can be used to securely record, store, share and synchronize data or information across multiple networks in various locations. The lack of a centralized location to store information concerning a single device reputation profile results in a more secure repository for data and makes hacking or accessing that information for fraudulent purposes extremely difficult. Accessing and falsifying or otherwise using information that is stored across a network of multiple servers in different locations for fraudulent purposes would require breaching not just one server but the majority of the servers on which the information is stored making it significantly more difficult, if not impossible, to breach, thus creating a higher level of security. We intend to leverage open source blockchain technology available to us without cost, by re-engineering such technology from a transaction based schema to a behavior based schema in order to create a private proprietary code-base specifically for use within our IPA platform, to serve as a repository of “device reputation” collected in connection with our IPA platform’s analytics capabilities. The collected data regarding device behavior will be secured through conventional methods of encrypted storage allowing for tamper proof audit trails with respect to device activity and behavior. Our intent is to use open source technology and consult with third parties and/or provide training for our employees on an as needed basis. We have an initial development of this technology within our IPA platform, but have not incorporated into our platform. We believe we can quickly incorporate this technology upon request by our customers.

Spin-off of Sysorex, Inc.

On August 31, 2018, we completed the spin-off (the “Spin-off”) of our value added reseller business from our indoor positioning analytics business by way of a distribution of all the shares of common stock of our wholly-owned subsidiary, Sysorex, Inc. (“Sysorex”), to our stockholders of record as of August 21, 2018 (the “Record Date”) and certain warrant holders. The distribution occurred by way of a pro rata stock distribution to such common stock, preferred stock and warrant holders, each of whom received one share of Sysorex’s common stock for every 3 shares of our common stock held on the Record Date (on a pre-Reverse Split basis) or such number of shares of common stock issuable upon complete conversion of the preferred stock or exercise of the warrants. The Spin-off was governed by a Separation and Distribution Agreement as well as other related agreements between the Company and Sysorex.

As a result of the Spin-off, our common stock continues trading on the Nasdaq Capital Market and Sysorex is an independent public company on the OTC Markets.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, California 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Hyderabad, India and Vancouver, Canada. Our Internet website is www.inpixon.com. The information contained on, or that may be obtained from, our website is not a part of this prospectus supplement and should not be considered a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RIGHTS OFFERING SUMMARY

Securities to be Offered:	We are distributing to you, at no charge, one non-transferable subscription right to purchase one unit for each share of our common stock (or share of common stock issuable upon conversion of our Series 4 Convertible Preferred Stock or exercise of our participating warrants) that you owned as of the record date. Each unit consists of one share of Series 5 Convertible Preferred Stock and 200 warrants.

Size of Offering:	10,000 units.

Subscription Price:	$1,000 per unit.

Series 5 Convertible Preferred Stock:

Each share of Series 5 Convertible Preferred Stock will be convertible, at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series 5 Convertible Preferred Stock by a conversion price of $5.00 per share, subject to adjustment. The Series 5 Convertible Preferred Stock has certain conversion rights and dividend rights.

Warrants:	Each warrant entitles the holder to purchase one share of common stock at an exercise price of $5.00 per share from the closing date through its expiration five years from the date of issuance. The warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the warrants is not in effect, on a cashless basis. At any time at least one year after the issuance date, at our option, we may redeem the warrants for $12.50 per warrant if our common stock closes above $12.50 per share for ten consecutive trading days.

Record Date:	5:00 p.m., Eastern Time, December 6, 2018.

Basic Subscription Rights:	Each subscription right entitles you to purchase one unit at the subscription price. You may not purchase a partial unit.

Over-Subscription Privilege:	If you exercise your basic subscription rights in full, you may also choose to purchase a portion of the units that are not purchased by our other holders of common stock, Series 4 Convertible Preferred Stock and participating warrants through the exercise of their basic subscription rights, subject to proration and stock ownership limitations described elsewhere in this prospectus supplement.

Expiration date:	The subscription rights will expire at 5:00 p.m., Eastern Time, on December 21, 2018.

Procedure for Exercising Subscription Rights:

To exercise your subscription rights, you must take the following steps:

If as of the record date you are a record holder of our common stock, Series 4 Convertible Preferred Stock or participating warrants, you must deliver payment and a properly completed rights certificate to the subscription agent to be received before 5:00 p.m., Eastern Time, on December 21, 2018. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares of common stock, Series 4 Convertible Preferred Stock or participating warrants that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your broker, dealer, bank or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on December 21, 2018.

Delivery of Shares and Warrants:

As soon as practicable after the expiration of the rights offering, and within five business days thereof, we expect to close on subscriptions and for the subscription agent to arrange for the issuance of the shares of Series 5 Convertible Preferred Stock and warrants purchased pursuant to the rights offering. All shares and warrants that are purchased in the rights offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or participating warrants. If you hold your shares or participating warrants in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the rights offering.

Non-transferability of Subscription Rights:	The subscription rights may not be sold, transferred, assigned or given away to anyone. The subscription rights will not be listed for trading on any stock exchange or market.

Transferability of Warrants:	The warrants will be separately transferable following their issuance and through their expiration five years from the date of issuance.

No board recommendation:	Our board of directors is not making a recommendation regarding your exercise of the subscription rights. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the rights offering, the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation:	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights.

Participation Rights	In accordance with the participation rights granted to the January 2018 Investors pursuant to the January 2018 SPA, such investors have the right to participate in this rights offering in an aggregate amount of up to 30% of the this offering. Accordingly, the January 2018 Investors will be able to purchase up to 3,000 units for an aggregate amount of $3 million (the “Investor Participation Amount”). If the amount purchased by the January 2018 Investors is less than the Investor Participation Amount, then such remaining portion shall be allocated as subscription rights to our holders of common stock, Series 4 Convertible Preferred Stock and participating warrants as of the record date.

April 2018 Investor Anti-Dilution Protection	Existing warrants issued by the Company on April 24, 2018 (the “April 2018 Warrants”) and the Series 4 Convertible Preferred Stock provide for adjustment of the then applicable exercise price if the Company shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share that is less than the exercise price or conversion price, as applicable, then in effect, with a floor of $4.96. The issuance of the units in this offering constitutes a dilutive issuance under the April 2018 Warrants and the Series 4 Convertible Preferred Stock and as a result, upon issuance of the shares and warrants in this offering at closing, the exercise price of the April 2018 Warrants and the conversion price of the Series 4 Convertible Preferred Stock shall be reduced to the lower of $5.00 or the lowest VWAP of the common stock on any trading day during the four trading day period immediately following the date of this prospectus supplement (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions) and result in a proportional increase in the number of shares of common stock underlying the April 2018 Warrants and the Series 4 Convertible Preferred Stock.

Use of Proceeds	Assuming the exercise of subscription rights to purchase all 10,000 units offered in the rights offering, after deducting dealer-manager fees and other fees and expenses, but excluding any proceeds received upon exercise of any warrants, we estimate the net proceeds from the rights offering will be approximately $8.9 million. We intend to use the net proceeds for general corporate purposes, which include, but are not limited to, research and development, sales and marketing and the satisfaction of outstanding amounts payable to our vendors in connection with trade payables. Additionally, we may use a portion of the net proceeds of this rights offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of our growth strategy. However, we currently have no commitments with respect to any such acquisitions or investments, and for general and administrative expenses. We may also use a portion of the net proceeds to pay off outstanding indebtedness, if any, and/or acquire or invest in complementary businesses, products and technologies. See “Use of Proceeds.”

Maximum Exercise of Subscription Rights:	Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription privileges) to purchase units that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 19.99% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering. In addition, to the extent that any holder of Series 4 Convertible Preferred Stock or participating warrant participating in this rights offering would result in the holder exceeding the beneficial ownership limitation set forth in such securities, then the holder will not be entitled to participate in this rights offering.

Material U.S. Federal Income Tax Consequences:	For U.S. federal income tax purposes, it is unclear whether you will recognize income in connection with the receipt of subscription rights in the rights offering. The participation in this rights offering by holders of Series 4 Convertible Preferred Stock could cause this rights offering to be taxable to all participants. However, we believe you will not recognize gain or loss upon the exercise of a subscription right. You should consult your own tax advisor as to the tax consequences of the rights offering in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences.”

Extension and Termination:	We may extend the rights offering for additional time in our sole discretion, although we do not presently intend to do so. Our board of directors may also terminate the rights offering for any reason prior to its completion.

Subscription Agent:	Broadridge Corporate Issuer Solutions, Inc.

Questions:	If you have any questions about the rights offering, please contact the subscription and information agent, Broadridge Corporate Issuer Solutions, Inc., at (888) 789-8409 (toll free).

Market for Common Stock:	Our common stock is listed on the Nasdaq Capital Market under the symbol “INPX.”

Market for Preferred Stock:	There is no established public trading market for the Series 5 Convertible Preferred Stock, and we do not expect a market to develop. In addition, we do not currently intend to apply for listing of the Series 5 Convertible Preferred Stock on any securities exchange or recognized trading system.

Market for Warrants:	We intend to list the warrants on the Nasdaq Capital Market, but there is no established trading market for the warrants, and the warrants may not be widely distributed. We cannot guarantee that the warrants will be approved for listing on Nasdaq.

Dealer-Manager	Maxim Group LLC.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, which is incorporated by reference into this prospectus supplement. These risk factors relate to our business, intellectual property, regulatory matters, and ownership of our common stock. In addition, the following risk factors present material risks and uncertainties associated with the rights offering. The risks and uncertainties incorporated by reference into this prospectus or described below are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our securities could decline and you could lose all or part of your investment in our securities.

Risks Related to the Rights Offering

Future sales of our common stock may depress our share price.

As of November 19, 2018, we had 1,581,880 shares of our common stock outstanding. Sales of a number of shares of common stock in the public market, or the issuance of additional shares upon conversion of outstanding Series 4 Convertible Preferred Stock or exercise of outstanding warrants, could cause the market price of our common stock to decline. We may also sell additional common stock or securities convertible into or exercisable or exchangeable for common stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our common stock.

We presently do not intend to pay cash dividends on our common stock.

We have never paid cash dividends in the past, and we currently anticipate that no cash dividends will be paid on the common stock in the foreseeable future.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our articles of incorporation allows us to issue up to 250,000,000 shares of our common stock, par value $0.001 per share, and to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, par value $0.001 per share. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Our management will have broad discretion over the use of the net proceeds from this rights offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this rights offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Your interest in our company may be diluted as a result of this rights offering.

Holders of common stock, Series 4 Convertible Preferred Stock and participating warrants who do not fully exercise their subscription rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their subscription rights. Further, the shares issuable upon the exercise of the warrants to be issued pursuant to the rights offering will dilute the ownership interest of stockholders not participating in this offering or holders of warrants who have not exercised them.

Further, if you purchase units in this offering at the subscription price, you may suffer immediate and substantial dilution in the net tangible book value of our common stock. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution which may incur in connection with this offering.

We may be or may become the target of securities litigation, which is costly and time-consuming to defend.

In the past, following periods of market volatility in the price of a company’s securities or the reporting of unfavorable news, security holders have often instituted class action litigation. If the market value of our securities experience adverse fluctuations and we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management’s attention could be diverted from the operation of our business, causing our business to suffer.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this rights offering or the perception that such sales could occur. For example, we have a currently effective registration statement that permits us to sell shares of our common stock from time to time at prevailing market prices, which could result in dilution to investors in the rights offering.

Completion of the rights offering is not subject to us raising a minimum offering amount.

Completion of the rights offering is not subject to us raising a minimum offering amount and, therefore, proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering, including investing in a company that continues to require capital. See “Use of Proceeds.”

This rights offering may cause the trading price of our common stock to decrease.

The subscription price, together with the number of shares of common stock issuable upon conversion of the Series 5 Convertible Preferred Stock and warrants issuable in this rights offering, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this rights offering. If that occurs, you may have committed to buy shares of our Series 5 Convertible Preferred Stock which are convertible into shares of our common stock at a price greater than the prevailing market price. We cannot predict the effect, if any, that the availability of shares for future sale represented by the warrants issued in connection with the rights offering will have on the market price of our common stock from time to time. Further, if a substantial number of subscription rights are exercised and the holders of the shares received upon exercise of those subscription rights or the related warrants choose to sell some or all of the shares underlying the subscription rights or the related warrants, the resulting sales could depress the market price of our common stock.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies within 10 business days.

We may decide, in our sole discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date. If this offering is cancelled or terminated, we will have no obligation with respect to subscription rights that have been exercised except to return within 10 business days, without interest or deduction, all subscription payments deposited with the subscription agent. If we terminate this offering and you have not exercised any subscription rights, such subscription rights will expire and be worthless.

The subscription price determined for this offering is not an indication of the fair value of our common stock.

In determining the subscription price, our board of directors considered a number of factors, including, but not limited to, our need to raise capital in the near term to continue our operations, the current and historical trading prices of our common stock, a price at which security holders might be willing to participate in the rights offering, the cost of capital from other sources, the value of the Series 5 Convertible Preferred Stock and warrants being issued as components of the unit, comparable precedent transactions, an analysis of stock price trading multiples for companies similar to us that, among other things, did not need to raise capital in the near-term, and our most recently forecasted revenue relative to our peer group. In addition, pursuant to the terms of a securities purchase agreement, we cannot issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents at or below an effective per share purchase price of $4.96 until January 1, 2019. The subscription price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the subscription price. You should not consider the subscription price as an indication of the value of our company or our common stock.

If you do not act on a timely basis and follow subscription instructions, your exercise of subscription rights may be rejected.

Holders of subscription rights who desire to purchase shares of our Series 5 Convertible Preferred Stock and warrants in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock, Series 4 Convertible Preferred Stock or the participating warrants and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, dealer, bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank, trustee or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the subscription rights granted in this offering that you beneficially own prior to 5:00 p.m., Eastern Time on the expiration date, as may be extended. We will not be responsible if your broker, dealer, bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Time, on the expiration date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the units for which you subscribe.

While we are distributing to holders of our common stock, Series 4 Convertible Preferred Stock and our participating warrants one subscription right for each share of common stock owned on the record date (including shares of common stock issuable upon conversion of the Series 4 Convertible Preferred Stock or exercise of the participating warrants), we are only seeking to raise $10 million dollars in gross proceeds in this rights offering. Of such amount, 30% of the units, or 3,000 units, may be purchased by the January 2018 Investors in accordance with the participation rights granted under the January 2018 SPA. Any remaining amount not purchased by the January 2018 Investors will be allocated as subscription rights to our holders of common stock, Series 4 Convertible Preferred Stock and participating warrants as of the record date. As a result, based on 1,581,880 shares of common stock outstanding as of November 19, 2018 and 141 shares of common stock issuable upon conversion of the Series 4 Convertible Preferred Stock and 2,368,268 shares of common stock issuable upon exercise of the participating warrants, we would grant subscription rights to acquire 3,950,289 units but will only accept subscriptions for 10,000 units. Of such units, an aggregate of 3,000 will be offered for purchase by the January 2018 Investors. Accordingly, sufficient units may not be available to honor your subscription in full. If excess units are available after the purchase of units by January 2018 Investor and the exercise of basic subscription rights, holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional number of units. Over-subscription privileges will be allocated pro rata among holders of common stock, Series 4 Convertible Preferred Stock and participating warrants who over-subscribed, based on the number of over-subscription units to which they have subscribed. We cannot guarantee that you will receive any or the entire amount of units for which you subscribed. If for any reason the amount of units allocated to you is less than you have subscribed for, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription privileges) to purchase units that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 19.99% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering. If the amount of units allocated to you is less than your subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

If you make payment of the subscription price by personal check, your check may not clear in sufficient time to enable you to purchase units in this rights offering.

Any personal check used to pay for shares and warrants to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares and warrants by personal check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares and warrants you wish to purchase.

The receipt of subscription rights may be treated as a taxable distribution to you.

It is unclear whether the receipt of the subscription rights pursuant to this rights offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Please see the discussion on the “Material U.S. Federal Income Tax Consequences” below. The participation in this rights offering by holders of Series 4 Convertible Preferred Stock could cause this rights offering to be taxable to all participants. If this rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock, Series 4 Convertible Preferred Stock and participating warrants is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

Exercising the subscription rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the subscription rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the record date for the rights offering. In addition, the subscription rights may provide that, upon exercise of the subscription right, you agree not to enter into any short sale or similar transaction with respect to our common stock for so long as you continue to hold warrants issued in connection with the exercise of the subscription right. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the subscription rights did not contain these requirements.

The subscription rights are not transferable, and there is no market for the subscription rights.

You may not sell, transfer, assign or give away your subscription rights. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights to realize any potential value from your subscription rights.

There is no public market for the Series 5 Convertible Preferred Stock in this offering.

There is no established public trading market for the Series 5 Convertible Preferred Stock, and we do not expect a market to develop. In addition, we do not currently intend to apply for listing of the Series 5 Convertible Preferred Stock on any securities exchange or recognized trading system.

Absence of a public trading market for the warrants may limit your ability to resell the warrants.

There is no established trading market for the warrants to be issued pursuant to this offering, and the warrants may not be widely distributed. We intend to list the warrants for trading on the Nasdaq Capital Market, but we cannot guarantee that the warrants will be approved for listing on Nasdaq. Even if the warrants are approved for listing, a market for the warrants may not develop. Even if a market for the warrants develops, the price of the warrants may fluctuate and liquidity may be limited. Future trading prices of the warrants will depend on many factors, including:

●	our operating performance and financial condition;

●	our ability to continue the effectiveness of the registration statement, of which this prospectus is a part, covering the warrants and the common stock issuable upon exercise of the warrants;

●	the interest of securities dealers in making a market; and

●	the market for similar securities.

The market price of our common stock may never exceed the exercise price of the warrants issued in connection with this offering.

The warrants being issued in connection with this offering become exercisable upon issuance and will expire five years from the date of issuance. The market price of our common stock may never exceed the exercise price of the warrants prior to their date of expiration. Any warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the warrant holder.

The warrants contain features that may reduce your economic benefit from owning them.

The warrants contain features that allow us to redeem the warrants and that prohibit you from engaging in certain investment strategies. At any time at least one year after the issuance date, at our option, we may redeem the warrants for $12.50 per warrant if our common stock closes above $12.50 per share for ten consecutive trading days. If we give notice of redemption, you will be forced to sell or exercise your warrants or accept the redemption price. The notice of redemption could come at a time when it is not advisable or possible for you to exercise the warrants. As a result, you may be unable to benefit from owning the warrants being redeemed. In addition, for so long as you continue to hold warrants, you may not be permitted to enter into any short sale or similar transaction with respect to our common stock. This could prevent you from pursuing investment strategies that could provide you greater financial benefits from owning the warrant.

The dealer-manager is not underwriting, nor acting as placement agent of, the subscription rights or the securities underlying the subscription rights.

Maxim Group LLC will act as dealer-manager for this rights offering. As provided in the dealer-manager agreement, the dealer-manager will provide marketing assistance in connection with this offering. The dealer-manager is not underwriting or placing any of the subscription rights or the shares of our Series 5 Convertible Preferred Stock or warrants being issued in this offering and is not making any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights), shares or warrants. The dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence by the dealer-manager. The rights offering may not be successful despite the services of the dealer-manager to us in this offering.

Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Risks Related to Our Common Stock

Our Common Stock may be delisted from the Nasdaq Capital Market if we cannot satisfy Nasdaq’s continued listing requirements in the future.

On May 17, 2018, we received a deficiency letter from Nasdaq indicating that, based on our closing bid price for the last 30 consecutive business days, we do not comply with the minimum bid price requirement of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided a period of 180 calendar days, or until November 13, 2018, in which to regain compliance. In order to regain compliance with the minimum bid price requirement, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days, but generally no more than twenty consecutive business days during this 180-day period.

On October 31, 2018, we received stockholder approval for a reverse stock split at our 2018 annual meeting of stockholders and implemented a 1-for-40 reverse stock split effective as of November 2, 2018, which resulted in the increase of our stock price.

As of the date of this prospectus supplement, the closing bid price of our common stock has been equal to or greater than $1.00 per share for a minimum of ten consecutive business days. However, Nasdaq advised us that they are monitoring the closing bid price for an additional ten consecutive business days from November 13, 2018 to ensure that our minimum closing bid price continues to exceed $1.00 per share.

There can be no assurance that, the per share trading price of our common stock following our reverse stock split will remain above $1.00 per share for the requisite period of time or that we will be able to continue to meet other listing requirements. If our common stock is delisted, market liquidity for our common stock could be severely affected and our stockholders’ ability to sell their shares of our common stock could be limited. A delisting of our common stock from Nasdaq would negatively affect the value of our common stock. A delisting of our common stock could also adversely affect our ability to obtain financing for our operations and could result in the loss of confidence in our company.

Risks Related to Our Business

Adverse judgments or settlements in legal proceedings could materially harm our business, financial condition, operating results and cash flows.

On March 19, 2018, were notified by a consultant for advisory services (the “Consultant”) that it believes we are required to pay a minimum project fee in an amount equal to $1 million less certain amounts previously paid as a result of the Company’s completion of certain financing transactions. On April 18, 2018, the Consultant filed a demand for arbitration with the American Arbitration Association. We are contesting such demand and a hearing has been scheduled for December 4-6, 2018. We may also be a party to other claims that arise from time to time in the ordinary course of our business, which may include those related to, for example, contracts, sub-contracts, protection of confidential information or trade secrets, adversary proceedings arising from customer bankruptcies, employment of our workforce and immigration requirements or compliance with any of a wide array of state and federal statutes, rules and regulations that pertain to different aspects of our business. We may also be required to initiate expensive litigation or other proceedings to protect our business interests. There is a risk that we will not be successful or otherwise be able to satisfactorily resolve any pending or future litigation. In addition, litigation and other legal claims are subject to inherent uncertainties and management’s view of currently pending legal matters may change in the future. Those uncertainties include, but are not limited to, litigation costs and attorneys’ fees, unpredictable judicial or jury decisions and the differing laws and judicial proclivities regarding damage awards among the states in which we operate. Unexpected outcomes in such legal proceedings, or changes in management’s evaluation or predictions of the likely outcomes of such proceedings (possibly resulting in changes in established reserves), could have a material adverse effect on our business, financial condition, results of operations and cash flows. Due to recurring losses and net capital deficiency, our current financial status may increase our default and litigation risks and may make us more financially vulnerable in the face of pending or threatened litigation.

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as may be amended from time to time, and in subsequent filings that are incorporated herein by reference. All of these risk factors are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus supplement.

USE OF PROCEEDS

Assuming that all 10,000 units are subscribed for in the rights offering, we estimate that the net proceeds from the rights offering will be approximately $8.9 million, after deducting expenses relating to this offering payable by us estimated at approximately $1.1 million, including dealer-manager fees and expenses and excluding any proceeds received upon exercise of any of the Warrants.

We currently intend to use the net proceeds from the sale of securities offered by this prospectus supplement for working capital and general corporate purposes (including research and development, sales and marketing and the satisfaction of outstanding amounts payable to our vendors in connection with trade payables). Additionally, we may use a portion of the net proceeds of this rights offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of our growth strategy. However, we currently have no commitments with respect to any such acquisitions or investments. We expect to use any proceeds we receive from the exercise of warrants for substantially the same purposes and in substantially the same manner.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DILUTION

Purchasers of our common stock, which is issuable upon conversion of the Series 5 Convertible Preferred Stock and upon exercise of the warrants contained in the units, will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of September 30, 2018 was approximately $1.4 million, or $1.08 per share of our common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

Dilution per share of common stock equals the difference between the subscription price per unit paid by purchasers in the rights offering (ascribing no value to the warrants contained in the units) and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the sale by us in this rights offering of a maximum of 10,000 units (consisting of 10,000 shares of Series 5 Convertible Preferred Stock and warrants to purchase an aggregate of 2,000,000 shares of common stock upon exercise), at the subscription price of $1,000 per unit, and after deducting estimated offering expenses and dealer-manager fees and expenses payable by us and assuming no exercise of the warrants, our pro forma net tangible book value as of September 30, 2018 would have been approximately $10.3 million, or $3.14 per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $2.06 per share and an immediate dilution to purchasers in the rights offering of $1.86 per share. The following table illustrates this per-share dilution:

Series 5 Convertible Preferred Stock Conversion Price		$5.00
Net tangible book value per share as of September 30, 2018	$1.08
Increase in net tangible book value per share attributable to rights offering	$2.06
Pro forma net tangible book value per share as of September 30, 2018, after giving effect to rights offering		$3.14
Dilution in net tangible book value per share to purchasers in the rights offering		$1.86

The number of shares of our common stock that will be outstanding immediately after the offering is based on 1,281,113 shares outstanding as of September 30, 2018, and excludes, as of such date:

For purposes of calculating pro forma net tangible book value, the above table is based on 1,281,113 shares of our common stock issued and outstanding as of September 30, 2018 and assumes the issuance of 2,000,000 shares of our common stock upon the full conversion of the Series 5 Convertible Preferred Stock in connection with this rights offering and does not include the following as of such date:

●	2,640 shares of common stock authorized for issuance under the 2011 Employee Stock Incentive Plan, of which 147 shares of common stock are underlying outstanding options having a weighted average exercise price of $28,408.22 per share, 4,000,000 shares of common stock available for issuance under the 2018 Employee Stock Incentive Plan, of which 67,272 shares of common stock are underlying outstanding options having a weighted average exercise price of $14.06 and 35 shares of common stock underlying outstanding options not under the 2011 or 2018 Employee Stock Incentive Plan having a weighted average of $48,600.00 per share;

●	1,646,509 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $28.34 per share;

●	15,881 shares of restricted common stock issuable upon the conversion of the outstanding principal balance of $1,745,000 plus $160,601.84 in interest of an outstanding convertible promissory note issued on November 17, 2017, as amended on January 5, 2018, as of September 30, 2018, at a conversion price equal to $120;

●	1,100 shares of common stock reserved for issuance to investor relations firms;

●	additional shares of common stock issuable under the April 2018 Warrants and the Series 4 Convertible Preferred Stock in connection with the anti-dilution protection provisions contained therein that will be triggered upon the closing of this rights offering;

●	the warrants to be issued in this rights offering;

●	1,000,000 additional shares of common stock available for issuance under the 2018 Employee Stock Incentive Plan as of October 1, 2018; and.

●	shares of common stock or other securities of the Company convertible or exercisable for shares of common stock issued after September 30, 2018.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business; we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant. Holders of Series 5 Convertible Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by our board of directors.

THE RIGHTS OFFERING

All holders of our common stock, Series 4 Convertible Preferred Stock and participating warrants as of the record date are eligible to participate in the rights offering. Please read through the material terms of the rights offering described in this section. If you hold your shares or participating warrants in a brokerage account or through a broker, dealer, custodian bank or other nominee, please also refer to “—Method of Exercising Subscription Rights—Subscription by Beneficial Owners.”

The Subscription Rights

We will distribute to holders of shares of our common stock, Series 4 Convertible Preferred Stock and the participating warrants as of 5:00 p.m., Eastern Time on December 6, 2018, the record date for the rights offering, at no charge, non-transferable subscription rights to purchase units, with each unit consisting of one share of Series 5 Convertible Preferred Stock and 200 warrants at $1,000 per unit. Each holder of record of our common stock, Series 4 Convertible Preferred Stock or participating warrants as of the record date will receive one subscription right for each share of common stock (including shares issuable upon conversion of the Series 4 Convertible Preferred Stock or exercise of the participating warrants). Each subscription right will entitle its holder to a basic subscription right and an over-subscription privilege. In the aggregate, the subscription rights entitle our holders of common stock, Series 4 Convertible Preferred Stock and participating warrants to purchase a total of 10,000 units for a total price of approximately $10 million. Shares of common stock issued upon conversion of the Series 5 Convertible Preferred Stock and warrants offered in the rights offering, like existing shares of our common stock, will be traded on the Nasdaq Capital Market under our stock symbol, “INPX.”

Basic Subscription Right. As described in the foregoing paragraph, the basic subscription right entitles its holder to purchase units, with each unit consisting of one share of Series 5 Convertible Preferred Stock and 200 warrants at a subscription price of $1,000 per unit. In order to exercise the basic subscription right, you must deliver the required documents and payment of the subscription price to the subscription agent prior to the expiration of the rights offering. If you choose to exercise your basic subscription rights, you may do so in part or in full. However, you may exercise your over-subscription privilege unless you exercise all of your basic subscription rights.

Over-Subscription Privilege. If you exercise your basic subscription rights in full, you may also choose to exercise your over-subscription privilege. Subject to proration and the limitations described in this prospectus supplement, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of units available, however, we will allocate the available units pro rata among the stockholders as of the record date exercising the over-subscription privilege in proportion to the number of shares of our common stock each of those holders of common stock, Series 4 Convertible Preferred Stock and participating warrants owned on the record date (including shares of common stock issuable upon conversion of the Series 4 Convertible Preferred Stock or exercise of the participating warrants), relative to the number of shares owned on the record date by all holders of common stock, Series 4 Convertible Preferred Stock and participating warrants as of the record date exercising the over-subscription privilege. If this pro rata allocation results in any rights holder receiving a greater number of units than the record holder subscribed for pursuant to the exercise of the over-subscription privilege, then such record holder will be allocated only that number of units for which the record holder oversubscribed, and the remaining units will be allocated among all other holders of common stock, Series 4 Convertible Preferred Stock and participating warrants exercising the over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all units have been allocated.

Broadridge Corporate Issuer Solutions, Inc., the subscription agent for the rights offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed units available to you, and any excess subscription payments will be returned to you, without interest or deduction, within 10 business days after expiration of the rights offering.

We can provide no assurances that you will actually be entitled to purchase the number of units issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy any requests for units pursuant to the over-subscription privilege if all of our holders of common stock, Series 4 Convertible Preferred Stock and participating warrants exercise their basic subscription rights in full, and we will only honor an over-subscription privilege to the extent sufficient units are available following the exercise of basic subscription rights.

Limitation on the Purchase of Units

You may only purchase the number of units purchasable upon exercise of the number of basic subscription rights distributed to you in the rights offering, plus the over-subscription privilege, if any. Accordingly, the number of units that you may purchase in the rights offering is limited by the number of shares of our common stock, Series 4 Convertible Preferred Stock or participating warrant you held on the record date and by the extent to which the January 2018 Investors participate and other stockholders or participating warrant holders exercise their basic subscription rights and over-subscription privileges, which we cannot determine prior to completion of the rights offering.

Based on an aggregate unit amount of 10,000, 30%, or 3,000 units, may be purchased by the January 2018 Investors in accordance with the participation rights granted under the January 2018 SPA. Any remaining amount not purchased by the January 2018 Investors will be allocated as subscription rights to our holders of our common stock, Series 4 Convertible Preferred Stock and participating warrants as of the record date. As a result, based on 1,581,880 shares of common stock outstanding as of November 19, 2018 and 141 shares of common stock issuable upon conversion of Series 4 Convertible Preferred Stock and 2,368,268 shares of common stock issuable upon exercise of the participating warrants, we would grant subscription rights to acquire 3,950,289 units but will only accept subscriptions for 10,000 units. Of such units, an aggregate of 3,000 will be allocated for purchase by the January 2018 Investors. Accordingly, sufficient units may not be available to honor your subscription in full.

If exercises of basic subscription rights exceed the number of units available in the rights offering, we will allocate the available units pro-rata among the record holders exercising the basic subscription rights in proportion to the number of shares of our common stock each of those record holders owned on the record date (including shares of common stock issuable upon conversion of the Series 4 Convertible Preferred Stock or exercise of the participating warrants), relative to the number of shares owned on the record date by all record holders exercising the basic subscription right. If this pro-rata allocation results in any record holders receiving a greater number of units than the record holder subscribed for pursuant to the exercise of the basic subscription rights, then such record holder will be allocated only that number of units for which the record holder subscribed, and the remaining units will be allocated among all other record holders exercising their basic subscription rights on the same pro rata basis described above. The proration process will be repeated until all units have been allocated. Please also see the discussion under “The Rights Offering—The Subscription Rights—Over-Subscription Privilege” for a description of the over-subscription privilege.

Notwithstanding the foregoing, in the event that the rights offering is oversubscribed, we reserve the right to increase the maximum dollar amount and number of units issued in the rights offering, upon proper notice to the January 2018 Investors and the holders of common stock, Series 4 Convertible Preferred Stock and participating warrants, and to the public, under applicable securities laws. In that circumstance, we may issue the full aggregate amount of securities subscribed for under the basic subscription right and the over-subscription privilege, without reduction, for greater than $10 million in gross proceeds, and the proration procedures described above would no longer be applicable. In no event will we increase the number of units to offer any securities in excess of the aggregate amounts of common stock authorized for issuance under our articles of incorporation. See “The Rights Offering — Amendment to the Terms of the Rights Offering” below.

In addition, unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription privileges) to purchase units that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 19.99% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering. If the amount of shares allocated to you is less than your subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

To the extent that the right to participate in this rights offering would result in any holder of Series 4 Convertible Preferred Stock or participating warrant exceeding the beneficial ownership limitation set forth in such securities, then the holder will not be entitled to participate in this rights offering.

Reasons for the Rights Offering

We are conducting the rights offering in order to raise capital for our general capital purposes. Our board of directors has considered the rights offering to be the best option for raising capital as compared to other alternatives, in part because it will give current holders of common stock and participating warrants the opportunity to limit ownership dilution by buying additional shares of common stock.

Our board of directors has approved the rights offering and, based on information available to the board of directors and its subsequent analyses, believes that the rights offering is in the best interests of the Company and its stockholders. However, our board of directors is not making any recommendation regarding your exercise of the subscription rights.

Determination of Subscription Price

The board of directors determined the subscription price based on a variety of factors, including historical and current trading prices for our common stock, general business conditions, our need for capital, alternatives available to us for raising capital, potential market conditions, and our desire to provide an opportunity to our holders of common stock, Series 4 Convertible Preferred Stock participating warrants to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, and our current financial condition.

The subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not consider the subscription price as an indication of value of the Company or our common stock. There is currently no market for our shares of Series 5 Convertible Preferred Stock and, unless we or you choose to convert such shares into shares of common stock, you will not be able to resell such shares. We cannot predict the price at which our shares of common stock will trade. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

No Short-Sales

By exercising the subscription rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the record date for the rights offering. In addition, the subscription rights may provide that, upon exercise of the subscription right, you represent that you have not since the record date and, for so long as you continue to hold warrants issued in connection with the exercise of the subscription right, agree to not to enter into any short sale or similar transaction with respect to our common stock. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the subscription rights did not contain these requirements.

No Recombination

The Series 5 Convertible Preferred Stock and warrants comprising the units will separate upon the exercise of the subscription rights, and the units will not trade as a separate security. Holders may not recombine shares of Series 5 Convertible Preferred Stock and warrants to receive a unit.

Non-Transferability of Subscription Rights

The subscription rights are non-transferable (other than by operation of law), and as a result, you may not sell, transfer, assign or give away your subscription rights to anyone. The subscription rights will not be listed for trading on any stock exchange or market.

Expiration Date

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on December 21, 2018, which is the expiration of the rights offering. If you do not exercise your subscription rights before that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the subscription agent receives your rights certificate or your subscription payment after that time. We have the option to extend the rights offering in our sole discretion, although we do not presently intend to do so. We may extend the rights offering by giving oral or written notice to the subscription agent before the rights offering expires. If we elect to extend the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the rights offering.

If you hold your shares of common stock, Series 4 Convertible Preferred Stock or participating warrants in the name of a broker, dealer, bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on December 21, 2018, which is the expiration date that we have established for the rights offering.

Termination

We may terminate the rights offering for any reason at any time prior to the completion of the rights offering. If we terminate the rights offering, we will issue a press release notifying holders of common stock, Series 4 Convertible Preferred Stock and participating warrants and the public of the termination.

Amendment to Terms of Rights Offering

We reserve the right to amend certain terms of the rights offering, the subscription rights, the Series 5 Convertible Preferred Stock and the warrants, upon proper notice to holders of common stock, Series 4 Convertible Preferred Stock and participating warrants, and to the public, under applicable securities laws, including among other things to increase the amount of gross proceeds to be raised in the rights offering, increase the amount of units issuable in the rights offering, increase the numbers of warrants included in each unit, or modify the exercise price, expiration date or other terms of the warrants. In the event that any such terms of the rights offering are materially amended, we will file with the Securities and Exchange Commission and distribute to investors an amended prospectus supplement reflecting the modified terms to provide investors with proper notice of the amendments in advance of the expiration of the rights offering at 5:00 p.m. on December 21, 2018, unless extended. In no event will we increase the number of units or amend the other terms of the rights offering to offer any securities in excess of the aggregate amounts of common stock authorized for issuance under our articles of incorporation.

Method of Exercising Subscription Rights

You will receive one non-transferable subscription right for each share of our common stock (including shares issuable upon conversion of the Series 4 Convertible Preferred Stock or exercise of participating warrants) that you owned as of 5:00 p.m., Eastern Time, on December 6, 2018, the record date for the rights offering. The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders. If you are a registered holder of shares of our common stock, Series 4 Convertible Preferred Stock or the participating warrants, the number of subscription rights you may exercise is indicated on your rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the subscription agent at the address set forth below under “—Subscription Agent,” to be received prior to 5:00 p.m., Eastern Time, on December 21, 2018, the expiration date for the rights offering.

Subscription by Beneficial Owners. If you are a beneficial owner of shares of our common stock, Series 4 Convertible Preferred Stock or participating warrants that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock (including shares issuable upon conversion of the Series 4 Convertible Preferred Stock or exercise of participating warrants) that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for the units in the rights offering.

If you hold your shares of common stock, Series 4 Convertible Preferred Stock or participating warrants in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on December 21, 2018, the expiration date for the rights offering.

Payment Method

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full United States currency by personal or certified check payable to Broadridge Corporate Issuer Solutions, Inc., the subscription agent, drawn upon a United States bank, U.S. Postal money order, or wire transfer.

If payment is issued by check, payment will be deemed to have been received by the subscription agent only upon the subscription agent’s receipt of the check, receipt and clearance of such check.

Please note that funds paid by uncertified personal check may take at least seven business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time.

Your subscription rights will not be successfully exercised unless the subscription agent actually receives from you, your custodian bank, broker, dealer or other nominee, as the case may be, all of the required documents and your full subscription price payment (and your payment has cleared) prior to 5:00 p.m., Eastern Time, on December 21, 2018, the scheduled expiration date of the rights offering.

You should read and follow the instructions accompanying the rights certificate carefully. As described in the instructions accompanying the rights certificate, in certain cases additional documentation or signature guarantees may be required.

The method of delivery of payments of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure timely delivery to the subscription agent. Do not send or deliver these materials to the Company.

There is no sales fee or commission payable by you in connection with the issuance of subscription rights or the issuance of shares of common stock if you exercise your subscription rights (other than the subscription price). We will pay all fees charged by the subscription agent. However, if you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any other commissions, fees, taxes or other expenses your nominee may charge you in connection with the exercise of the subscription rights.

Missing or Incomplete Subscription Information

If you fail to specify the number of units requested as an exercise of your basic subscription right or over-subscription privilege, or if you fail to include sufficient payment to purchase the number of units you requested, your payment will first be applied, to the fullest extent possible, to exercise your basic subscription rights. Any remaining payment amount will then be applied, to the fullest extent possible, to exercise your over-subscription privilege, to the extent over-subscription units are available for purchase.

After expiration of the rights offering, the subscription agent will promptly return, without interest or penalty, any excess subscription payments received.

In order for us to honor the exercise of your subscription rights, your rights certificate, any other required documents and payment must be received as set forth in this prospectus.

Issuance of Series 5 Convertible Preferred Stock and Warrants

The shares of Series 5 Convertible Preferred Stock and warrants that are purchased in the rights offering as part of the units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or participating warrants. If you hold your shares of common stock, Series 4 Convertible Preferred Stock or participating warrants in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the rights offering.

Subscription Agent

The subscription agent for the rights offering is Broadridge Corporate Issuer Solutions, Inc. The address to which rights certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance or payment before the rights offering expires. Do not send or deliver these materials to us.

By Mail	By Hand or Overnight Courier
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(888) 789-8409 (toll free)	(888) 789-8409 (toll free)

If you deliver the rights certificates in a manner different than as described herein, we may not honor your exercise of your subscription rights.

Please direct any questions or requests for assistance with exercise of your subscription rights to the subscription agent as follows:

Broadridge Corporate Issuer Solutions, Inc.

(888) 789-8409 (toll free)

Warrant Agent

The warrant agent for the warrants is Computershare Trust Company, N.A.

No Fractional Shares

We will not issue fractional shares of Series 5 Convertible Preferred Stock in the rights offering. Subscription holders of common stock, Series 4 Convertible Preferred Stock and participating warrants will only be entitled to purchase a number of units representing a whole number of shares and warrants, rounded down to the nearest whole number that a holder would otherwise be entitled to purchase. Similarly, no fractional shares of common stock will be issued as a result of the conversion of shares of Series 5 Convertible Preferred Stock or the exercise of warrants. Instead, for any such fractional share that would otherwise have been issuable upon conversion of shares of Series 5 Convertible Preferred Stock, the Company may, at its election, pay a cash payment equal to such fraction multiplied by the conversion price or round up to the next whole share, and for any such fractional share that would have otherwise been issued upon exercise of warrants, the Company will round up such fraction to the next whole share.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock, Series 4 Convertible Preferred Stock or the participating warrants for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. If a beneficial owner of our common stock so instructs, you should complete the rights certificate and submit it to the subscription agent with the proper subscription payment by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock, Series 4 Convertible Preferred Stock or participating warrants on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact our subscription agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the expiration date of the rights offering, unless we waive them in our sole discretion. Neither we nor the subscription agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when the subscription agent receives a properly completed and duly executed rights certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock issuable upon conversion of the Series 5 Convertible Preferred Stock issued in the rights offering until such Series 5 Convertible Preferred Stock is converted to common stock and such shares of common stock are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock. Holders of warrants issued in connection with the rights offering will not have rights as holders of our common stock until such warrants are exercised and the shares of common stock underlying the warrants are issued to the holder.

Foreign Holders of Common Stock, Series 4 Convertible Preferred Stock and Participating Warrants

We will not mail this prospectus supplement or rights certificates to holders of common stock, Series 4 Convertible Preferred Stock and participating warrants with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign holders of common stock, Series 4 Convertible Preferred Stock and participating warrants must notify the subscription agent prior to 5:00 p.m., Eastern Time, on December 18, 2018, the third business day prior to the expiration date, of your exercise of subscription rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such subscription rights does not violate the laws of the jurisdiction in which such holder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the subscription rights represented thereby will expire.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares at the subscription price.

U.S. Federal Income Tax Treatment of Rights Offering

For U.S. federal income tax purposes, it is unclear whether you will recognize income in connection with the receipt of subscription rights in the rights offering. The participation in this rights offering by holders of Series 4 Convertible Preferred Stock could cause this rights offering to be taxable to all participants. However, we believe you will not recognize gain or loss upon the exercise of a subscription right. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the subscription rights. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the rights offering, the information in this prospectus supplement and other information relevant to your circumstances.

Fees and Expenses

We will pay all fees charged by the subscription agent, and by the dealer-manager. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your subscription rights.

Listing

The subscription rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market. There is no established public trading market for the Series 5 Convertible Preferred Stock and we do not currently intend to apply for listing of Series 5 Convertible Preferred Stock on any securities exchange or recognized trading system. We intend to apply to list the warrants on the Nasdaq Capital Market, but there is currently no established trading market for the warrants. We cannot guarantee that the warrants will be approved for listing on Nasdaq. The shares of our common stock issuable upon conversion of the Series 5 Convertible Preferred Stock and underlying the warrants to be issued in the rights offering are traded on the Nasdaq Capital Market under the symbol “INPX.”

Distribution Arrangements

Maxim Group LLC is the dealer-manager for the rights offering. The dealer-manager will provide marketing assistance and advice to us in connection with the rights offering and will use its best efforts to solicit the exercise of subscription rights and participation in the over-subscription privilege. The dealer-manager is not underwriting or placing any of the subscription rights or the shares of our Series 5 Convertible Preferred Stock or warrants to be issued in the rights offering and does not make any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights), shares or warrants. We have agreed to pay the dealer-manager certain fees and to reimburse the dealer-manager for certain out-of-pocket expenses incurred in connection with this offering. See “Plan of Distribution.”

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any units from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights acquired through the rights offering, the ownership and disposition of shares of our Series 5 Convertible Preferred Stock and warrants received upon exercise of the subscription rights and the ownership and disposition of the shares of common stock received upon the conversion of our Series 5 Convertible Preferred Stock or the exercise of the warrants, and, insofar as it describes matters of federal income tax law or legal conclusions with respect thereto, constitutes the opinion of our tax counsel, Mitchell Silberberg & Knupp LLP. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the subscription rights, shares of our Series 5 Convertible Preferred Stock, warrants or shares of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of subscription rights through the rights offering by persons holding shares of our common stock, the Series 4 Convertible Preferred Stock or the participating warrants, the exercise (or expiration) of the subscription rights, the acquisition, ownership and disposition of shares of our Series 5 Convertible Preferred Stock, the acquisition, ownership and disposition (or expiration) of warrants acquired upon exercise of the subscription rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon conversion of our Series 5 Convertible Preferred Stock or exercise of the warrants.

This discussion is limited to (i) the subscription rights acquired through the rights offering solely by reason of being a holder of our common stock, Series 4 Convertible Preferred Stock or certain of our outstanding warrants, each as of the record date, and not by reason of any other agreement or contractual arrangement, (ii) shares of our Series 5 Convertible Preferred Stock and warrants acquired upon exercise of subscription rights, and (iii) shares of our common stock acquired upon conversion of our Series 5 Convertible Preferred Stock or exercise of the warrants, in each case, that are held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding our common stock, Series 4 Convertible Preferred Stock, participating warrants, the subscription rights, shares of our Series 5 Convertible Preferred Stock, warrants or shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities or currencies or traders that elect to mark-to-market their securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

●	real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations or governmental organizations;

●	persons deemed to sell the subscription rights, shares of Series 5 Convertible Preferred Stock, or warrants or shares of our common stock under the constructive sale provisions of the Code;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●

persons who received, hold or will receive shares of our common stock, Series 4 Convertible Preferred Stock, participating warrants, the subscription rights, shares of our Series 5 Convertible Preferred Stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation and persons who hold restricted common stock;

●	persons who purchase units pursuant to the exercise of participation rights provided for in the January 2018 SPA;

●	tax-qualified retirement plans; and

●	U.S. holders (as defined below) that have a functional currency other than the U.S. dollar.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, Series 4 Convertible Preferred Stock, participating warrants, the subscription rights, shares of our Series 5 Convertible Preferred Stock and warrants acquired upon exercise of subscription rights or shares of our common stock acquired upon conversion of our Series 5 Convertible Preferred Stock or exercise of the warrants, as the case may be, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock, Series 4 Convertible Preferred Stock, participating warrants, our subscription rights, shares of our Series 5 Convertible Preferred Stock and warrants acquired upon exercise of subscription rights or shares of our common stock acquired upon conversion of our Series 5 Convertible Preferred Stock or exercise of warrants, as the case may be, that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Receipt of Subscription Rights Pursuant to Rights Offering

The authorities governing transactions such as this rights offering are complex and do not speak directly to the income tax consequences of certain aspects of this rights offering, including the inclusion of the right to purchase warrants in the subscription rights (rather than the right to purchase only shares of our Series 5 Convertible Preferred Stock), the distribution of subscription rights to holders of Series 4 Convertible Preferred Stock or participating warrants and the effects of the over-subscription privilege. As a result, it is unclear whether a U.S. holder’s receipt of subscription rights pursuant to the rights offering would be treated as a non-taxable distribution with respect to its existing shares of common stock or participating warrants, as applicable, for U.S. federal income tax purposes. Section 305(a) of the Code generally provides that the receipt by a stockholder, or a holder of rights to acquire stock, of a right to acquire stock or warrants is not included in the taxable income of the stockholder; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is generally a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) and an increase in the proportionate interest of other stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in a corporation’s assets or earnings and profits. On August 31, 2018, the Company distributed one share of Sysorex, Inc. common stock with respect to every three shares of Company common stock owned as of the applicable record date (on a pre-Reverse Split basis) in a transaction intended to qualify under Section 355 of the Code. In addition, the Company currently has outstanding convertible debt. The Company also has had outstanding other convertible debt during the past 36 months, which was retired or amended in transactions unrelated to this rights offering. Such transactions may be viewed as actual or constructive distributions of property to a shareholder for purposes of Section 305 of the Code. However, a distribution of property incident to an isolated redemption will not cause a distribution of stock or stock rights to be a disproportionate distribution. During the last 36 months, the Company has not made any other distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) its common stock or its Series 4 Convertible Preferred Stock, or (ii) options or warrants to acquire its common stock. Currently the Company does not intend to make any future distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) its common stock or its Series 4 Convertible Preferred Stock, or (ii) options or warrants to acquire its common stock; however, there is no guarantee that the Company will not make such distributions in the future.

As noted above, our Series 4 Convertible Preferred Stock is convertible into 141 shares of our common stock and is entitled to participate in this rights offering on an as-converted basis. If any of our Series 4 Convertible Preferred Stock does not convert into shares of our common stock prior to the record date of this rights offering and therefore participates in the rights offering on an as-converted basis, it is more likely than not that the issuance of the subscription rights pursuant to this rights offering would not qualify as a non-taxable distribution under Section 305 of the Code. The exceptions to the non-recognition rule of Section 305(a) of the Code that are described in Section 305(b) of the Code include a distribution of stock with respect to preferred stock. For purposes of Section 305 of the Code, rights to acquire stock are treated as stock.

However, if all of our Series 4 Convertible Preferred Stock is converted into shares of our common stock prior to the record date of this rights offering, or December 6, 2018, and the holders of our Series 4 Convertible Preferred Stock participate in this rights offering only with respect to the shares of our common stock, it is unclear whether the non-recognition rule in Section 305(a) of the Code would apply to this rights offering. The position that this rights offering would qualify as a non-taxable distribution under Section 305 of the Code is not free from doubt, and there is no assurance that the IRS or the courts would agree with such position. If determined by the IRS or a court to be incorrect, whether because, contrary to our expectations, distributions of cash or property (other than stock or rights to acquire stock) are made with respect to our common stock, options or warrants and therefore the issuance of the subscription rights pursuant to this rights offering is determined to be a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to U.S. holders of common stock as a dividend to the extent of the U.S. holder’s pro rata share of the Company’s current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current and accumulated earnings and profits through the end of 2018. Further, if the subscription rights issuance is treated as a taxable distribution, the treatment of holders of participating warrants is not clear, and it may differ from, and may be more adverse than, the treatment of the subscription rights distribution to the holders of common stock.

Assuming that all Series 4 Convertible Preferred Stock is converted into shares of our common stock prior to the record date of this rights offering and subject to the uncertainty summarized above, the following discussion is based upon the treatment of the subscription right issuance pursuant to this rights offering as a non-taxable distribution with respect to a U.S. holders’ existing shares of common stock (including all shares of common stock received pursuant to the conversion of all Series 4 Convertible Preferred Stock prior to the record date) or participating warrants for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the subscription right issuance pursuant to this rights offering is treated as a non-taxable distribution and the fair market value of the subscription rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing shares of common stock or participating warrants (in each case, with respect to which the subscription rights are distributed) on the date the U.S. holder receives the subscription rights, the subscription rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate the tax basis in the holder’s existing shares of common stock or participating warrants between the existing shares of common stock or participating warrants and the subscription rights in proportion to the relative fair market values of the existing shares of common stock or participating warrants and the subscription rights determined on the date of receipt of the subscription rights. If a U.S. holder chooses to allocate tax basis between the holder’s existing shares of common stock or participating warrants and the subscription rights, the U.S. holder must make this election on a statement included with the holder’s timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the subscription rights. Such an election is irrevocable. However, if the fair market value of the subscription rights a U.S. holder receives is 15% or more of the fair market value of the holder’s existing shares of common stock or participating warrants on the date the U.S. holder receives the subscription rights, then the U.S. holder must allocate tax basis in the existing shares of common stock or participating warrants between those shares or securities and the subscription rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the subscription rights. Please refer to the discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the subscription right, no longer holds the common stock or participating warrants with respect to which the subscription right was distributed.

If the subscription right issuance pursuant this rights offering is treated as a taxable distribution, then the U.S. holder will receive the subscription rights with a basis equal to their fair market value on the date of the distribution for U.S. Federal income tax purposes.

The fair market value of the subscription rights on the date that the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, U.S. holders should consider all relevant facts and circumstances, including without limitation any difference between the subscription price of the subscription rights and the trading price of our shares of common stock on the date that the subscription rights are distributed, the fair market value and the conversion terms of the Series 5 Convertible Preferred Stock, the exercise price of the warrants, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Exercise of Subscription Rights

A U.S. holder will not recognize gain or loss upon the exercise of a subscription right in the rights offering. A U.S. holder’s adjusted tax basis, if any, in the subscription right plus the subscription price should be allocated between the share of Series 5 Convertible Preferred Stock and the warrant acquired upon exercise of the subscription right. The basis in the stock or participating warrants upon which the subscription rights were issued which is allocated to the subscription rights under the prior section entitled “Tax Basis in the Subscription Rights” should be further allocated between the shares of Series 5 Convertible Preferred Stock and the warrant acquired upon exercise of the subscription right in proportion to their relative fair market values on the date the subscription rights were distributed. The subscription price should be allocated between the shares of Series 5 Convertible Preferred Stock and the warrant acquired upon exercise of the subscription right in proportion to their relative fair market values on the exercise date. These allocations will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in the shares of Series 5 Convertible Preferred Stock and warrants received upon exercise. The holding period of a share of Series 5 Convertible Preferred Stock or a warrant acquired upon exercise of a subscription right in the rights offering will begin on the date of exercise.

If, at the time of the receipt or exercise of the subscription right, the U.S. holder no longer holds the common stock or participating warrants with respect to which the subscription right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the subscription right are unclear, including (1) the allocation of the tax basis between the shares of our common stock or participating warrants previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock or participating warrants previously sold, and (3) the impact of such allocation on the tax basis of the shares of our Series 5 Convertible Preferred Stock and warrants acquired upon exercise of the subscription right. If a U.S. holder exercises a subscription right received in the rights offering after disposing of shares of our common stock or participating warrants with respect to which the subscription right is received, the U.S. holder should consult its tax advisor.

Expiration of Subscription Rights

If the receipt of subscription rights pursuant to this offering is not taxable and a U.S. holder allows subscription rights received in this rights offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common stock or participating warrants previously allocated to the subscription rights that have expired to the existing common stock.

If the receipt of subscription rights pursuant to this offering is taxable and a U.S. Holder allows the subscription rights received in this rights offering to expire, then such U.S. Holder should recognize a short-term capital loss equal to such U.S. Holder’s tax basis in the expired subscription rights. A U.S. Holder’s ability to use any capital loss may be subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other taxable disposition of a warrant (other than by exercise) received upon exercise of a subscription right, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. holder’s tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such warrant is more than one year at the time of the sale or other taxable disposition. The deductibility of capital losses is subject to certain limitations.

A U.S. holder will not be required to recognize income, gain or loss upon exercise of a warrant received upon a cash exercise of a subscription right (except to the extent the U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon exercise of the warrant). A U.S. holder’s tax basis in a share of our common stock received upon exercise of the warrants for cash will be equal to the sum of (1) the U.S. holder’s tax basis in the warrants exchanged therefor and (2) the exercise price of such warrants, decreased by the adjusted tax basis allocable to any fractional share that would otherwise have been issued upon exercise of the warrant. A U.S. holder’s holding period in the shares of our common stock received upon exercise will commence on the day after such U.S. holder exercises the warrants.

In certain circumstances, the warrants will be exercisable on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the common stock received.

If a warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s adjusted tax basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock or our Series 5 Convertible Preferred Stock in the foreseeable future. However, if the exercise price is adjusted in certain circumstances (or in certain circumstances, there is a failure to make adjustments), or there is an adjustment to the number of common shares that will be issued on exercise of the warrants, such adjustments may result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the warrants.

Distributions on Series 5 Convertible Preferred Stock and Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Series 5 Convertible Preferred Stock or common stock in the foreseeable future. However, if we do make distributions of cash or property on our Series 5 Convertible Preferred Stock or common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its Series 5 Convertible Preferred Stock or common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Sale, Exchange or Other Disposition of Series 5 Convertible Preferred Stock and Common Stock

Upon a sale, exchange, or other taxable disposition of our Series 5 Convertible Preferred Stock (other than by conversion) or our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in our Series 5 Convertible Preferred Stock or our common stock. The U.S. holder’s adjusted tax basis in our Series 5 Convertible Preferred Stock generally will equal its initial tax basis (discussed above under “—Exercise of Subscription Rights”), reduced by the amount of any cash distributions treated as a return of capital as described above. A U.S. holder’s adjusted tax basis in our common stock generally will equal its initial tax basis in our common stock (discussed below under “—Conversion of the Series 5 Convertible Preferred Stock into Our Common Stock”), reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our Series 5 Convertible Preferred Stock or our common stock exceeded one year at the time of disposition (see the discussion below under “—Conversion of Our Series 5 Convertible Preferred Stock into Our Common Stock” regarding a U.S. holder’s holding period for our common stock). Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Our Series 5 Convertible Preferred Stock into Our Common Stock

A U.S. holder will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of our Series 5 Convertible Preferred Stock (except to the extent the U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon conversion of the Series 5 Convertible Preferred Stock). The adjusted tax basis of our common stock that a U.S. holder receives on conversion will equal the adjusted tax basis of the Series 5 Convertible Preferred Stock converted (decreased by the adjusted tax basis allocable to any fractional share that would otherwise have been issuance upon conversion of the Series 5 Convertible Preferred Stock), and the holding period of such common stock received on conversion will include the period during which the U.S. holder held the Series 5 Convertible Preferred Stock prior to conversion.

In the event a U.S. holder’s Series 5 Convertible Preferred Stock is converted pursuant to an election by such U.S. holder in the case of certain acquisitions or fundamental changes or pursuant to certain other transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. In this regard, it is possible that any related adjustments of the conversion rate would be treated as a constructive distribution to the U.S. holder as described below under “—Tax Considerations Applicable to U.S. Holders—Constructive Dividends on Series 5 Convertible Preferred Stock.” U.S. holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Constructive Dividends on Series 5 Convertible Preferred Stock

The conversion rate of our Series 5 Convertible Preferred Stock is subject to adjustment under certain circumstances, as described above under “Description of Securities—Preferred Stock—Series 5 Convertible Preferred Stock.” Section 305(c) of the Code and Treasury regulations thereunder may treat a U.S. holder of our Series 5 Convertible Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner as described above under “—Tax Considerations Applicable to U.S. Holders—Distributions on Series 5 Convertible Preferred Stock and Common Stock,” if and to the extent that certain adjustments in the conversion rate (or failures to make such an adjustment) increase the proportionate interest of such U.S. holder in our earnings and profits. In certain other circumstances, an adjustment to the conversion rate of our Series 5 Convertible Preferred Stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. holders of our common stock. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property.

Information Reporting and Backup Withholding

A U.S. holder will be subject to information reporting and may be subject to backup withholding when such holder receives dividend payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of the warrants, shares of our Series 5 Convertible Preferred Stock acquired through the exercise of subscription rights or shares of our common stock acquired through conversion of our Series 5 Convertible Preferred Stock or exercise of the warrants. Certain U.S. holders are exempt from backup withholding, including certain corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt (or fails to properly establish an exemption) and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of our common stock, Series 4 Convertible Preferred Stock, participating warrants, our subscription rights, shares of our Series 5 Convertible Preferred Stock and warrants acquired upon exercise of subscription rights or shares of our common stock acquired upon conversion of our Series 5 Convertible Preferred Stock or exercise of warrants, as the case may be, that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Subscription Rights

As discussed above in “—Tax Considerations Applicable to U.S. Holders—Receipt of Subscription Rights”, it is unclear whether a non-U.S. holder’s receipt of subscription rights pursuant to the rights offering would be treated as a non-taxable distribution with respect to its existing shares of common stock (including shares of common stock received pursuant to the conversion of all Series 4 Convertible Preferred Stock prior to the record date) or participating warrants, as applicable, for U.S. federal income tax purposes. If treated as a non-taxable distribution, non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise, or expiration of the subscription rights. If any shares of our Series 4 Convertible Preferred Stock is not converted prior to the record date of this rights offering and subscription rights are distributed with respect to such shares of our Series 4 Convertible Preferred Stock pursuant to this rights offering, it is more likely than not that the issuance of the subscription rights pursuant to this rights offering would not qualify as a non-taxable distribution under Section 305 of the Code.

If the receipt of subscription rights is treated as a taxable distribution, the fair market value of the subscription rights would be taxable to non-U.S. holders of common stock as a dividend subject to withholding tax to the extent of the non-U.S. holder’s pro rata share of the Company’s current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current and accumulated earnings and profits through the end of 2018, and therefore does not anticipate withholding any tax with respect to the subscription rights issuance pursuant to this rights offering. Non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the exercise of the subscription rights. However, if the receipt of the subscription rights is taxable and the non-U.S. holder allows the subscription rights to expire, then such shareholder should recognize a short-term capital loss equal to such non-U.S. holder’s tax basis in the expired subscription rights. A non-U.S. holder’s ability to use any capital loss may be subject to limitations.

Exercise of Warrants

A non-U.S. holder will not be subject to U.S. federal income tax on the cash exercise of warrants into shares of our common stock (except to the extent the U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon exercise of the warrant, which will be treated as a sale subject the rules described under “Tax Considerations Applicable to Non-U.S. Holders—Sale or Other Disposition of Series 5 Convertible Preferred Stock, Common Stock or Warrants”). As discussed above in “—Tax Considerations Applicable to U.S. Holders—Sale or Other Disposition, Exercise or Expiration of Warrants,” the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear. Non-U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the common stock received.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Series 5 Convertible Preferred Stock or common stock in the foreseeable future. However, if the exercise price is adjusted in certain circumstances (or in certain circumstances, there is a failure to make adjustments), or there is an adjustment to the number of common shares that will be issued on exercise of the warrants, such adjustments may result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Distributions on Series 5 Convertible Preferred Stock and Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Series 5 Convertible Preferred Stock or common stock in the foreseeable future. However, if we do make distributions of cash or property on our Series 5 Convertible Preferred Stock or common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Series 5 Convertible Preferred Stock or common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section entitled “Sale or Other Disposition of Series 5 Convertible Preferred Stock, Common Stock or Warrants.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non- U.S. holder of our Series 5 Convertible Preferred Stock or common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Series 5 Convertible Preferred Stock or common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above, and subject to the discussion below on backup withholding and foreign accounts), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Series 5 Convertible Preferred Stock, Common Stock or Warrants

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Series 5 Convertible Preferred Stock, warrants or our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Series 5 Convertible Preferred Stock, warrants or our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non- U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Conversion of Our Series 5 Convertible Preferred Stock into Our Common Stock

A non-U.S. holder will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of our Series 5 Convertible Preferred Stock (except to the extent the non-U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon conversion of the Series 5 Convertible Preferred Stock).

Constructive Dividends on Series 5 Convertible Preferred Stock

As described above under “—Tax Considerations Applicable to U.S. Holders—Constructive Dividends on Series 5 Convertible Preferred Stock,” in certain circumstances, a non-U.S. holder will be deemed to receive a constructive distribution from us. Adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earnings and profits could result in deemed distributions to the non-U.S. holder that are treated as dividends for U.S. federal income tax purposes. Any constructive dividend deemed paid to a non-U.S. holder will be subject to U.S. federal income tax or withholding tax in the manner described above under “—Tax Considerations Applicable to Non-U.S. Holders—Distributions on Series 5 Convertible Preferred Stock and Common Stock.” It is possible that U.S. federal tax on the constructive dividend would be withheld, if applicable, from subsequent payments on the Series 5 Convertible Preferred Stock or our common stock.

Information Reporting and Backup Withholding

A non-U.S. holder will not be subject to backup withholding with respect to distributions on our Series 5 Convertible Preferred Stock, warrants or common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder timely certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Series 5 Convertible Preferred Stock, warrants and our common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Series 5 Convertible Preferred Stock, warrants or our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Series 5 Convertible Preferred Stock, warrants or our common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner timely certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise timely establishes an exemption. Proceeds of a disposition of our Series 5 Convertible Preferred Stock, warrants or our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our Series 5 Convertible Preferred Stock, common stock or warrants, or gross proceeds from the sale or other disposition of our Series 5 Convertible Preferred Stock, warrants or our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends), and will apply to payments of gross proceeds from the sale or other disposition of our Series 5 Convertible Preferred Stock, warrants or our common stock on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

As of November 19, 2018, we had 255,000,000 authorized shares of capital stock, par value $0.001 per share, of which 250,000,000 were shares of common stock and 5,000,000 were shares of “blank check” preferred stock. As of November 19, 2018, we had 1,581,880 shares of common stock outstanding and held by 521 stockholders of record, 1,100 shares of common stock reserved for issuance to investor relations firms and 1 share of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no current plan to issue any shares of preferred stock.

Conversion Price Adjustment

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any other common stock equivalents, subdivide or combine outstanding common stock, or reclassify common stock, the conversion price will be adjusted by multiplying the then conversion price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Series 4 Preferred

Our board of directors designated 10,415 shares of preferred stock as Series 4 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (also referred to herein as the Series 4 Preferred). As of November 19, 2018, there was 1 share of Series 4 Preferred outstanding. Our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the designated preferred stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series 4 Preferred are entitled to receive distributions out of our assets, whether capital or surplus, of the same amount that a holder of common stock would receive if the Series 4 Preferred were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Dividends. Holders of the Series 4 Preferred are entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series 4 Preferred.

Conversion. Each share of Series 4 Preferred is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of $1,000 by the conversion price equal to the current conversion price of $7.116 per share (subject to adjustment described below).

Anti-Dilution Protection. The Series 4 Preferred contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $4.96.

Series 5 Convertible Preferred Stock

We will authorize the Series 5 Convertible Preferred Stock by filing a certificate of designation with the Secretary of State of Nevada. The certificate of designation may be authorized by our board of directors without approval by our stockholders.

Conversion. Each share of Series 5 Convertible Preferred Stock will be convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series 5 Convertible Preferred Stock by a conversion price of $5.00 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series 5 Convertible Preferred Stock will not have the right to convert any portion of the Series 5 Convertible Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% (subject to adjustment to up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us) of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series 5 Convertible Preferred Stock, the holders of the Series 5 Convertible Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series 5 Convertible Preferred Stock.

Dividends. Holders of Series 5 Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series 5 Convertible Preferred Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series 5 Convertible Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series 5 Convertible Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series 5 Convertible Preferred Stock. Shares of Series 5 Convertible Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Warrants

As of November 19, 2018, we have warrants issued and outstanding for the purchase of up to 2,368,434 shares of our common stock, at exercise prices ranging from $10.80 to $135,000. The warrants are held by 98 security holders. Outstanding warrants to purchase our common stock are as follows:

Issuance Date	Number of Shares	Exercise Period	Exercise Price
March 20, 2013	5	From March 20, 2013 to March 20, 2020 (except the Lock-Up Period as defined in the warrant)	$16,200
August 29, 2013	4	From August 29, 2013 to August 29, 2020 (except the Lock-Up Period as defined in the warrant)	$43,200
April 15, 2014	13	From April 15, 2015 to April 14, 2019	$135,000
November 17, 2015	3	From November 17, 2015 to November 17, 2018	$18,000
June 30, 2017	141	June 30, 2017 to June 30, 2022	$360
August 9, 2017	917	From August 9, 2017 to August 9, 2022	$660
January 8, 2018	15,003	From February 2, 2018 to February 2, 2023	$120
February 20, 2018	1,080,669	From February 20, 2018 to February 20, 2023	$25.36
April 24, 2018	1,271,679	From April 24, 2018 to April 24, 2023	$10.80

Warrants Included in Units Issuable in the Rights Offering

The warrants to be issued as a part of this rights offering will be separately transferable following their issuance and through their expiration five years from the date of issuance. Each warrant will entitle the holder to purchase one share of common stock at an exercise price of $5.00 per share from the date of issuance through its expiration. We intend to have the warrants listed for trading on the Nasdaq Capital Market, but we cannot guarantee that the warrants will be approved for listing on Nasdaq. The common stock underlying the warrants, upon issuance, will also be traded on the Nasdaq Capital Market under the symbol “INPX.”

Unless a physical certificate is requested, all warrants that are purchased in the rights offering as part of the units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of warrants if you are a holder of record of shares or warrants. The subscription agent will arrange for the issuance of the warrants as soon as practicable after the closing, which will occur as soon as practicable after the rights offering has expired but which may occur up to five business days thereafter. At closing, all prorating calculations and reductions contemplated by the terms of the rights offering will have been effected and payment to us for the subscribed-for units will have cleared. If you hold your shares of common stock, Series 4 Convertible Preferred Stock or participating warrants in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the warrants you purchased in the rights offering.

Exercisability. Each warrant will be exercisable at any time and will expire five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below.

The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.

In addition, if we effect a fundamental transaction, then upon any subsequent exercise of the warrants, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which the warrants are exercisable immediately prior to such fundamental transaction. A fundamental transaction means: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another entity; (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions; (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another party) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock; (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property; or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another party whereby such other party or group acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other party making or party to, or associated or affiliated with the other parties making or party to, such stock or share purchase agreement or other business combination). Any successor to us or surviving entity shall assume the obligations under the warrants and shall, at the option of the holder, deliver to the holder in exchange for the warrant a security of the successor entity which is exercisable for a corresponding number of shares of capital stock of such successor entity equivalent to the shares of common stock acquirable and receivable upon exercise of the warrant prior to such fundamental transaction, and with an exercise price which applies the exercise price under the warrant to such shares of capital stock (but taking into account the relative value of the shares of common stock pursuant to such fundamental transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the warrant immediately prior to the consummation of such fundamental transaction). In addition, as further described in the warrant, in the event of any fundamental transaction, the holders of the Warrants will have the right to require us to purchase the warrants for an amount in cash equal to the value of the warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable fundamental transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable fundamental transaction and the termination date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the trading day immediately following the public announcement of the applicable fundamental transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such fundamental transaction and (ii) the highest VWAP (as defined in the warrant) during the period beginning on the trading day immediately preceding the announcement of the applicable fundamental transaction and ending on the trading day immediately preceding the consummation of the applicable fundamental transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable fundamental transaction and the termination date (“Black Scholes Value”) provided, however, if the fundamental transaction is not within our control, including not approved by our board of directors, the holders shall only be entitled to receive from the Company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value) of the unexercised portion of the warrant, that is being offered and paid to the holders of common stock of the Company in connection with the fundamental transaction.

Cashless Exercise. If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price. Each warrant represents the right to purchase one share of common stock at an exercise price of $5.00 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of the warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the warrant, provided that any increase will require 61 days’ prior notice and in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the warrant.

Transferability. Subject to applicable laws and restrictions, a holder may transfer a warrant upon surrender of the warrant to us with a completed and signed assignment in the form attached to the warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Exchange Listing. We intend to list the warrants on the Nasdaq Capital Market, but there is no established trading market for the warrants, and the warrants may not be widely distributed. We cannot guarantee that the warrants will be approved for listing on Nasdaq.

Rights as Stockholder. Except as set forth in the warrant, the holder of a warrant, solely in such holder’s capacity as a holder of a warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Redemption Rights. At any time at least one year after the issuance date, at our option, we may redeem the warrants for $12.50 per warrant if our common stock closes above $12.50 per share for ten consecutive trading days.

Options

As of November 19, 2018, there were 2,640 shares of common stock authorized for issuance under the 2011 Employee Stock Incentive Plan, of which 147 shares of common stock are underlying outstanding options having a weighted average exercise price of $28,486.77 per share, 5,000,000 shares of common stock available for issuance under the 2018 Employee Stock Incentive Plan, of which 67,010 shares of common stock are underlying outstanding options having a weighted average exercise price of $14.06 and 35 shares of common stock underlying outstanding options not under the 2011 or 2018 Employee Stock Incentive Plan having a weighted average of $48,600.00 per share.

November 2017 Convertible Note

As of November 19, 2018, there were 3,136 shares of restricted common stock issuable upon the conversion of the outstanding principal balance of $371,600.98 plus $4,673.51 in interest of an outstanding convertible promissory note issued on November 17, 2017, as amended on January 5, 2018, at a conversion price equal to $120.

Amendments and Waivers. The provisions of the warrants may be modified or amended or the provisions thereof waived with the written consent of us and the holders of a majority of the then outstanding warrants (based on the number of shares of common stock then underlying such warrants), provided that if any amendment, modification or waiver disproportionately and adversely impacts a holder (or group of holders), the consent of such disproportionately impacted holder (or group of holders) shall also be required.

The warrants will be issued pursuant to a warrant agent agreement by and between us and Computershare Trust Company, N.A., the warrant agent.

Anti-Takeover Devices

Our articles of incorporation, our bylaws and the Nevada Revised Statutes contain provisions that could delay or make more difficult an acquisition of control of our company not approved by our board of directors, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interest of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Set forth below is a description of the provisions contained in our articles of incorporation, bylaws and Nevada Revised Statutes that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, forms of each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized But Unissued Preferred Stock

We are currently authorized to issue a total of 5,000,000 shares of preferred stock. Our articles of incorporation provide that the board of directors may issue preferred stock by resolutions, without any action of the stockholders. In the event of a hostile takeover, the board of directors could potentially use this preferred stock to preserve control.

Filling Vacancies

Our bylaws establish that the board shall be authorized to fill any vacancies on the board arising due to the death, resignation or removal of any director. The board is also authorized to fill vacancies if the stockholders fail to elect the full authorized number of directors to be elected at any annual or special meeting of stockholders. Vacancies in the board may be filled by a majority of the remaining directors then in office, even though less than a quorum of the board, or by a sole remaining director.

Removal of Directors

The provisions of our bylaws may make it difficult for our stockholders to remove one or more of our directors. Our bylaws provide that the entire board of directors, or any individual director, may be removed from office at any special meeting of stockholders called for such purpose by vote of the holders of two-thirds of the voting power entitling the stockholders to elect directors in place of those to be removed. Furthermore, according to our bylaws, no director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of directors authorized at the time of the directors’ most recent election were then being elected. Our bylaws also provide that when, by the provisions of our articles of incorporation, the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Board Action Without Meeting

Our bylaws provide that the board may take action without a meeting if all the members of the board consent to the action in writing. Board action through consent allows the board to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our bylaws and articles of incorporation do not provide the right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Stockholder Proposals

Except to the extent required under applicable laws, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of stockholders.

Amendments to Articles of Incorporation and Bylaws

Our articles of incorporation give both the directors and the stockholders the power to adopt, alter or repeal the bylaws of the corporation. Any adoption, alteration, amendment, change or repeal of the bylaws by the stockholders requires an affirmative vote by a majority of the outstanding stock of the company. Any bylaw that has been adopted, amended, or repealed by the stockholders may be amended or repealed by the board, except that the board shall have no power to change the quorum for meetings of stockholders or of the board or to change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies in the board resulting from the removal by the stockholders. Any proposal to amend, alter, change or repeal any provision of our articles of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for that purpose.

Nevada Statutory Provisions

We are subject to the provisions of NRS 78.378 to 78.3793, inclusive, an anti-takeover law which applies to any acquisition of a controlling interest in an “issuing corporation.” In general, such anti-takeover laws permit the articles of incorporation, bylaws or a resolution adopted by the directors of an “issuing corporation” (as defined in NRS 78.3788) to impose stricter requirements on the acquisition of a controlling interest in such corporation than the provisions of NRS 78.378 to 78.3793, inclusive, as well as permit the directors of an issuing corporation to take action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting plans, arrangements or other instruments that grant or deny rights, privileges, power or authority to holder(s) of certain percentages of ownership and/or voting power. Further, an “acquiring person” (and those acting in association) only obtains such voting rights in the control shares as are conferred by resolution of the stockholders at either a special meeting requested by the acquiring person, provided it delivers an offeror’s statement pursuant to NRS 78.3789 and undertakes to pay the expenses thereof, or at the next special or annual meeting of stockholders. In addition, the anti-takeover law generally provides for (i) the redemption by the issuing corporation of not less than all of the “control shares” (as defined) in accordance with NRS 78.3792, if so provided in the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest in an “issuing corporation”, and (ii) dissenter’s rights pursuant to NRS 92A.300 to 92A.500, inclusive, for stockholders that voted against authorizing voting rights for the control shares.

We are also subject to the provisions of NRS 78.411 to 78.444, inclusive, which generally prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” (each as defined) that is the beneficial owner, directly or indirectly, of at least ten percent of the voting power of the outstanding voting shares of the corporation or is an affiliate or associate of the corporation that previously held such voting power within the past three years, for a period of three years after the date the person first became an “interested stockholder”, subject to certain exceptions for authorized combinations, as provided therein.

In accordance with NRS 78.195, our articles of incorporation provide for the authority of the board of directors to issue shares of preferred stock in series by filing a certificate of designation to establish from time to time the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, subject to limitations prescribed by law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Nasdaq Capital Market Listing

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “INPX.” We do not intend to apply to list the Series 5 Convertible Preferred Stock for trading on any securities exchange or recognized trading system. However, we intend to list the warrants on the Nasdaq Capital Market, but there is no established trading market for the warrants, and the warrants may not be widely distributed. We cannot guarantee that the warrants will be approved for listing on Nasdaq.

PLAN OF DISTRIBUTION

On or about December 7, 2018, we will distribute rights certificates and copies of this prospectus supplement to those persons who were holders of our common stock, Series 4 Convertible Preferred Stock or our participating warrants on December 6, 2018, the record date for the rights offering. We are offering the rights and the units underlying the rights directly to you. Those directors and officers of the Company who may assist in the rights offering will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act. Broadridge Corporate Issuer Solutions, Inc. is acting as our subscription agent to effect the exercise of the rights and the issuance of the underlying units. Therefore, while certain of our directors, officers or employees may solicit responses from you, they will not receive any commissions or compensation for those services.

Delivery of Series 5 Convertible Preferred Stock and Warrants

If your shares or participating warrants are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, and subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Mail	By Hand or Overnight Courier
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(888) 789-8409 (toll free)	(888) 789-8409 (toll free)

See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions regarding the Company or the rights offering, or you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact the subscription agent, Broadridge Corporate Issuer Solutions, Inc., toll free at (888) 789-8409, or by mail at Broadridge Corporate Issuer Solutions, Inc., Attn: BCIS Re-Organization Dept., P.O. Box 1317, Brentwood, New York, 11717-0693.

Other than as described in this prospectus supplement, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

Maxim Group LLC is the dealer-manager of this rights offering. In such capacity, such dealer-manager will provide marketing assistance and financial advice (including determining the subscription price and the structure of the rights offering) to us in connection with this offering and will solicit the exercise of basic subscription rights and participation in the over-subscription privilege. The dealer-manager will provide us with updated investor feedback and recommendations on pricing and structure through to the end of the subscription period. The dealer-manager is not underwriting or placing any of the basic subscription rights and does not make any recommendation with respect to such basic subscription rights (including with respect to the exercise or expiration of such basic subscription rights.

In connection with this rights offering, we have agreed to pay fees to Maxim Group LLC as dealer-manager a cash fee equal to 6.5% of the gross proceeds received by us directly from exercises of the subscription rights. We advanced $10,000 to Maxim Group LLC against reimbursement of accountable expenses upon their engagement as a dealer-manager, or the Advance, and agreed to reimburse the reasonable fees and expenses (including legal fees) of the dealer-manager up to $75,000. Any portion of the advance will be returned to us to the extent it is not actually incurred.

If within six (6) months following the termination of the rights offering (provided the termination was not for the dealer-manager’s material failure to provide services related to this rights offering), we complete any financing of equity, equity linked or debt of the Company (other than the mere exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors initially introduced to the Company by the dealer-manager in connection with the rights offering, then we will pay to the dealer-manager upon the closing of such financing the same cash fees set forth above with respect to such offering.

Additionally, subject to completion of the rights offering, for a period of six (6) months from the date of commencement of sale of the rights offering, we have granted to the dealer-manager the right of participation to act as book runner or manager with at least 50.0% of the economics for any and all public and private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us or any of our subsidiaries or successor entities.

We have also agreed to indemnify the dealer-manager and its respective affiliates against certain liabilities arising under the Securities Act. The dealer-manager’s participation in this offering is subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-manager of an opinion of our counsel. The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

Maxim Group LLC is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc. The principal business address of Maxim Group LLC is 405 Lexington Avenue, New York, New York 10174.

Roth Capital Partners, LLC acted as financial advisor in the rights offering and will receive a fee of $250,000, if the total gross proceeds received by the Company directly from exercises of the subscription rights is greater than or equal to $10 million, or $200,000 if the total gross proceeds received by the Company directly from exercises of the subscription rights is less than to $10 million.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus supplement will be passed upon for us by Mitchell Silberberg & Knupp LLP (“MSK”), New York, New York. As of the date of this prospectus supplement, MSK and certain principals of the firm own securities of the Company representing in the aggregate less than five percent of the shares of the Company’s common stock outstanding immediately prior to the filing of this prospectus supplement. MSK may receive securities offered pursuant to the registration statement of which this prospectus supplement is a part in connection with the satisfaction of outstanding legal fees payable to MSK. Although MSK is not under any obligation to accept shares of the Company’s common stock in payment for services, it may do so in the future.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.inpixon.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-36404) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 27, 2018;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, as filed with the SEC on May 15, 2018;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, as filed with the SEC on August 13, 2018;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, as filed with the SEC on November 5, 2018;

●	our Current Reports on Form 8-K, as filed with the SEC on January 9, 2018, February 5, 2018, February 6, 2018 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01), February 16, 2018, March 6, 2018, March 22, 2018, April 4, 2018, April 23, 2018, April 24, 2018, April 30, 2018, May 3, 2018, May 18, 2018, May 25, 2018, June 22, 2018, June 28, 2018, July 16, 2018, July 31, 2018, August 9, 2018, September 4, 2018, October 5, 2018, October 18, 2018, November 1, 2018 and November 15, 2018; and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

Inpixon

Attn: Secretary

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

PROSPECTUS

$300,000,000.00

Common Stock

Preferred Stock

Subscription Rights

Units

Warrants

Debt Securities

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $300,000,000.00 in any combination of common stock, preferred stock, warrants, units, debt securities and subscription rights.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement or free writing prospectus, as well as any documents incorporated by reference carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

In addition, this prospectus relates to the resale by the selling security holders identified in this prospectus (the “Selling Security Holders”) of up to 599,817 shares of our common stock, par value $0.001 per share, issuable to the Selling Security Holders upon exercise of common stock purchase warrants issued on January 8, 2018 (the “Warrants”). The Selling Security Holders may sell these shares of common stock in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Security Holders may sell the shares of common stock being registered. We will not receive any of the proceeds from the sale of shares by the Selling Security Holders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “INPX.” On May 14, 2018, the closing price of our common stock as reported by the NASDAQ Capital Market was $0.41 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more primary offerings. In addition, the registration statement of which this prospectus is a part covers an aggregate of 599,817 shares of our common stock issuable to the Selling Security Holders upon exercise of the Warrants issued to the Selling Security Holders on January 8, 2018, and which may be offered and sold by the Selling Security Holders from time to time in one or more secondary offerings upon exercise of the Warrants.

This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, the terms “Inpixon,” “we,” “us,” “our,” and the “Company” refer collectively to Inpixon, f/k/a Sysorex Global, and its subsidiaries.

Note Regarding Reverse Stock Split

The Company effected a reverse split of its outstanding common stock, par value $0.001, at a ratio of 1-for-30, effective as of February 6, 2018 (the “Reverse Split”). We have reflected the Reverse Split in this prospectus.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history with recent acquisitions;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for the products and services we develop;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manufacture any products we develop;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our ability to obtain adequate financing in the future;

●	our ability to continue as a going concern;

●	lawsuits and other claims by third parties;

●	our ability to successfully complete the spin-off of Inpixon USA, including the impact of the spin-off on the businesses of Inpixon and Inpixon USA;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

The Company

Inpixon is a technology company that helps to secure, digitize and optimize any premises with Indoor Positioning Analytics, sometimes referred to in this annual report as “IPA,” for businesses and governments in the connected world. Inpixon Indoor Positioning Analytics is based on new sensor technology that finds all accessible cellular, Wi-Fi, Bluetooth and RFID signals anonymously. Paired with a high-performance, data analytics platform, this technology delivers visibility, security and business intelligence on any commercial or government premises world-wide. Inpixon’s products, infrastructure solutions and professional services group help customers take advantage of mobile, Big Data, analytics and the Internet of Things (“IoT”).

Inpixon Indoor Positioning Analytics offer:

●	New sensors with proprietary technology that can find all accessible cellular, Wi-Fi, Bluetooth and RF signals. Utilizing various radio signal technologies ensures precision device positioning accurately down to arm’s length. This enables highly detailed understanding of customer journey and dwell time in retail scenarios, detection and identification of authorized and unauthorized devices, and prevention of rogue devices through alert notification based on rules when unknown devices are detected in restricted areas.

●	Data science analytics with lightning fast data mining using an in-memory database that uses a dynamic blend of RAM and NAND along with specially optimized algorithms that both minimize data movement and maximize system performance. This enables the system to deliver reports with valuable insights to the user as well as to integrate with common third party visualization, charting, graphing and dashboard systems.

●	Insights that deliver visibility and business intelligence about detailed customer journey and flow analysis of in-stores and storefronts allowing businesses to better understand customer preferences, measure campaign effectiveness, uncover revenue opportunities and deliver an exceptional shopping experience.

Inpixon Indoor Positioning Analytics can assist all types of establishments, including brands, retailers, shopping malls and shopping centers, hotels and resorts, gaming operators, airports, healthcare facilities, office buildings and government agencies, by providing greater security, gaining better business intelligence, increasing consumer confidence and reducing risk while being compliant with applicable “Personal Identifiable Information” regulations.

IPA Product Roadmap

Inpixon is a company in the information and technology industry and therefore keeping up with the technological advancements within the industry are critical to our long term success and growth. As a result, our senior management must continuously work to ensure that they remain informed and prepared to quickly adapt and leverage new technologies within our product and service offering as such technologies become available. In connection with that goal, our 2018 product roadmap development plans include the use of blockchain technology to maintain and propagate device reputation, enforcing security policies and attaining compliance, artificial intelligence for amassing anonymous device information and a voice-assisted analytics interface.

Blockchain Technology for Device Reputation

Our IPA platform locates, monitors and analyzes the path of all cellular, Wi-Fi, and Bluetooth devices, regardless of make, manufacturer or device type, allowing not just the ability to identify and prevent unwanted mobile devices, but also the ability to track and analyze device traffic within an indoor location. The addition of “device reputation” to our IPA platform has been an important component of our anticipated product enhancements. “Device reputation” refers to information regarding the particular history of a device, such as when a device enters a certain location, where within that location the device has travelled, the types of activities for which the device was previously used, including, but not limited to, whether the device is linked to prior fraudulent activities, and information concerning accounts that the device might be linked to.

We intend to use “blockchain technology” in order to propagate device reputation profiles. “Blockchain technology” refers to a type of decentralized “distributed ledger” or database that can be used to securely record, store, share and synchronize data or information across multiple networks in various locations. The lack of a centralized location to store information concerning a single device reputation profile results in a more secure repository for data and makes hacking or accessing that information for fraudulent purposes extremely difficult. Accessing and falsifying or otherwise using information that is stored across a network of multiple servers in different locations for fraudulent purposes would require breaching not just one server but the majority of the servers on which the information is stored making it significantly more difficult, if not impossible, to breach, thus creating a higher level of security. We intend to leverage open source blockchain technology available to us without cost, by re-engineering such technology from a transaction based schema to a behavior based schema in order to create a private proprietary code-base specifically for use within our IPA platform, to serve as a repository of “device reputation” collected in connection with our IPA platform’s analytics capabilities. The collected data regarding device behavior will be secured through conventional methods of encrypted storage allowing for tamper proof audit trails with respect to device activity and behavior. While we may decide to hire 1-3 additional employees during 2018 with greater expertise with blockchain technology, the addition of these employees is not critical to our business plans insofar as the intent is to use open source technology and consult with third parties and/or provide training for its employees on an as needed basis. We currently expect that proof of concept and the test scenario implementation of this technology within our IPA platform will be available in the second quarter of 2018.

Infrastructure Segment

In addition, in connection with the Company’s infrastructure value-added reseller segment (the “VAR Segment”), Inpixon currently resells third party hardware, software and related maintenance/warranty products and services to commercial and government customers. It includes but is not limited to, products for enterprise computing, storage, virtualization, and networking. Some of the services offered in connection with the VAR Segment include custom application/software design, architecture and development, staff augmentation, project management, business continuity, data migration, networking and information technology business consulting services. These services allow Inpixon to offer turnkey solutions that allow for the integration of third party products into existing infrastructure when requested by customers. As described below under the heading “Corporate Strategy and Recent Development” the Company’s strategic plans include divesting the VAR Segment through a spin-off and focusing its business on the other products and services described below including the development and growth of its IPA platform.

Corporate Strategy and Recent Development

Management’s corporate strategy is to continue to build and develop Inpixon as a technology company that provides turnkey solutions from the collection of data to delivering insights from that data to our customers with a focus on securing, digitizing and optimizing premises with IPA for businesses and governments. In connection with such strategy and in order to facilitate our long-term growth, we have acquired certain companies, technologies and intellectual property (“IP”) that complement such goals and will continue to consider completing additional strategic acquisitions as long as our financial condition permits. An important element of this mergers and acquisitions strategy is to acquire companies with complementary capabilities and/or innovative and commercially proven technologies in indoor positioning and Big Data analytics and to obtain an established customer base. We believe that acquiring complementary products and/or IP will add value to the Company, and the customer base of each potential acquisition may also present an opportunity to cross-sell our existing solutions. Candidates with proven technologies that complement our overall strategy may come from anywhere in the world, so long as there are strategic and financial reasons to make the acquisition. If we make any acquisitions in the future, we expect that we may pay for such acquisitions using our equity securities, cash and debt financing in combinations appropriate for each acquisition.

In connection with our strategic business plan, Inpixon currently plans to spin-off our Infrastructure segment or VAR business, which is conducted primarily by Inpixon USA and its wholly-owned subsidiary Inpixon Federal, Inc. The spin-off of this business segment would significantly reduce our revenues since they account for approximately 91% of our total revenues, however, such a spin-off would also significantly reduce operating expenses and eliminate substantially all of our trade debt.

On April 23, 2018, the Company issued a press release announcing the filing of a Form 10 registration statement with the SEC in connection with the planned spin-off of its wholly-owned subsidiary, Inpixon USA (including its subsidiary, Inpixon Federal, Inc.), which is expected to be renamed “Sysorex, Inc.” (“Sysorex”) following the consummation of the spin-off transaction. Following the spin-off there will be two distinct, publicly traded companies, Inpixon and Sysorex. The separation of Inpixon USA from Inpixon and the distribution of Sysorex common stock are intended to, among other things, (i) create two sharper, stronger, more focused companies by enabling the management of each company to concentrate efforts on the unique needs of each business and the pursuit of distinct opportunities for long-term growth and profitability (ii) allow each business to more effectively pursue its own distinct capital structures and capital allocation strategies and design more effective equity compensation programs, (iii) provide our stockholders with equity ownership in two separate, publicly traded companies and (iv) enable investors to better evaluate the financial performance, strategies, and other characteristics of each business and company, which will permit investors to make investment decisions based on each company’s individual performance and potential, enhancing the likelihood the market will value each company appropriately. Inpixon and Sysorex expect that the separation will result in enhanced long-term performance of each business thereby maximizing shareholder value for both companies.

In order to effect the proposed transaction, Inpixon intends to distribute shares of Sysorex’s common stock as a dividend to holders of Inpixon’s common stock and certain holders of other Inpixon securities that may be entitled to participate in the distribution as of a record date to be determined. The spin-off is subject to certain conditions, including, without limitation, the effectiveness of a Form 10 registration statement with SEC, the approval for quotation of Sysorex’s common stock on the OTCQB Venture Market operated by OTC Markets Group, Inc., final approval from Inpixon’s Board of Directors and other customary conditions. No assurance can be provided as to the timing of the completion of the spin-off or that all conditions to the spin-off will be met. Furthermore, until the distribution has occurred, Inpixon will have the right to terminate the distribution, even if all of the conditions are satisfied.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, California 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Herndon Virginia, Larkspur California, Encino California, and Coquitlam, British Columbia, and Hyderabad, India. Our Internet website is www.inpixon.com. The information contained on, or that may be obtained from, our website is not a part of this prospectus and should not be considered a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in primary offerings under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

We will not receive any proceeds from the sale of our common stock upon exercise of the Warrants by the Selling Security Holders. We will, however, receive proceeds from any cash exercise of the Warrants. If all of the Warrants were exercised in full for cash, we would receive gross proceeds of approximately $1.8 million. We currently intend to use these proceeds, if any, for working capital and general corporate purposes. However, there can be no assurance that any Warrants will be exercised, or if the Warrants are exercised, how many would be exercised for cash.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by Inpixon in a primary offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The Securities We May Offer

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt pursuant to indentures by and between the Company and a trustee (the “Indentures”). While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the Indenture, we also are referring to any supplemental Indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the Indenture that we will enter into with the trustee named in the Indenture. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We will file the form of Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental Indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the Indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The Indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the Indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We may issue debt securities from time to time in one or more series under the Indentures.  We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material.  The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

●	the title of the debt securities;

●	designation, aggregate principal amount, denomination and currency or currency unit;

●	date of maturity;

●	the price or prices at which we sell the debt securities and the percentage of the principal amount at which the debt securities will be issued;

●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

●	any limit on the total principal amount of the debt securities and the ability to issue additional debt securities of the same series;

●	currency or currency units for which such debt securities may be purchased and in which principal of, premium, if any, and any interest will or may be payable;

●	interest rate or rates (or the manner of calculation thereof), if any;

●	the times at which any such interest will be payable;

●	the date or dates from which interest will accrue on the debt securities, or the method used for determining those dates;

●	the place or places where the principal and interest, if any, will be payable;

●	any redemption, sinking fund, satisfaction and discharge, or defeasance provisions;

●	whether such debt securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of certificates in bearer form;

●	whether and under what circumstances we may from time to time, without the consent of holders of debt securities, issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the debt securities being offered, except for the issue price and issue date and, in some cases, the first interest payment date, whereby such additional securities will, together with the then outstanding debt securities, constitute a single class of debt securities under the Indentures, and will vote together on matters under the Indenture;

●	whether and under what circumstances we will issue the debt securities in whole or in part as Global Securities as described below under “Global Securities”;

●	applicable conversion or exchange privileges;

●	any defaults and events of defaults applicable to the debt securities to be issued;

●	securities exchange(s) on which the securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the securities;

●	extent to which a secondary market for the securities is expected to develop;

●	provisions relating to covenant defeasance and legal defeasance;

●	provisions relating to satisfaction and discharge of the Indenture;

●	any covenants or restrictions on us or our subsidiaries; and

●	any other specific terms of the offered debt securities, including any terms in lieu of those described in this prospectus and any terms which may be required by or advisable under United States laws or regulations such as those made a part of the applicable Indenture by the Trust Indenture Act of 1939.

Material United States federal income tax consequences and special considerations, if any, applicable to any such securities will be described in the applicable prospectus supplement.

Debt securities may be presented for exchange, and registered debt securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the applicable prospectus supplement.  Such services will be provided without charge, other than any tax or other governmental charge payable in connection with such exchange or transfer, but subject to the limitations provided in the applicable Indenture.  Debt securities in bearer form and the coupons, if any, appertaining to such debt securities will be transferable by delivery.

Subordination

The indebtedness represented by subordinated debt securities will be subordinated in right of payment to existing and future “Senior Indebtedness,” as to be described in subordinated indentures (the “Subordinated Indenture”) we may issue and any accompanying prospectus supplement.  The term “Senior Indebtedness” means:

●	all indebtedness for money borrowed incurred by us, unless the terms of the instrument or instruments by which such indebtedness is incurred or created expressly provide that such indebtedness is subordinate to the subordinated debt securities or that such indebtedness is not superior in right of payment to the subordinated debt securities,

●	any other indebtedness, obligation or liability incurred by us (including any guaranty, endorsement or other contingent obligation of ours in respect of, or to purchase, or otherwise acquire, any obligation of another), direct or indirect, absolute or contingent, or matured or unmatured, which is specifically designated by us as Senior Indebtedness in the instruments evidencing such indebtedness, obligation or liability at the time of its issuance or incurrence, or

●	any deferral, renewal or extension of any of the foregoing.

“Senior Indebtedness” does not include:

●	our debt to any of our subsidiaries;

●	any series of subordinated debt securities issued under the Subordinated Indenture, unless otherwise specified by the terms of any such series;

●	any of our other debt which by the terms of the instrument creating or evidencing it is specifically designated as being subordinated to or pari passu with the subordinated debt securities; and

●	any trade payables.

Except as may be described in the Subordinated Indenture our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities is not limited.  A prospectus supplement relating to each series of subordinated debt securities will describe any subordination provisions applicable to such series in addition to or different from those described above.

By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the holders of subordinated debt securities will be required to pay over their share of such distribution in respect of the subordinated debt securities to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of subordinated debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock, our preferred stock, another series of our debt securities, other securities, property or cash, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to such series of debt securities.  Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which the number of shares or amount of our common stock, our preferred stock, another series of our debt securities, other securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Restrictive Covenants

We will describe any restrictive covenants, including restrictions on any subsidiary, for any series of debt securities in a prospectus supplement.

Defeasance

At our option, either (a) we will be Discharged (as defined below) from any and all obligations in respect of any series of debt securities under the Indenture or (b) we will cease to be under any obligation to comply with the restriction on our ability to merge, consolidate or sell assets set forth in the applicable Indenture, the requirement that we maintain our existence or certain other restrictions, in either case if we deposit irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.  To exercise such option, we are required to deliver to the trustee an opinion of tax counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.

The term “Discharged” is defined to mean that we are deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the debt securities of such series and to have satisfied all the obligations under the Indenture relating to the debt securities of such series, except for

●	the rights of holders of the debt securities of such series to receive, from the trust fund described above, payment of the principal of and the interest on the debt securities of such series when such payments are due;

●	our obligations with respect to the debt securities of such series with respect to temporary debt securities, registration, transfer, exchange, replacement of mutilated, destroyed, lost and stolen certificates, maintenance of a paying office and holding money in trust; and

●	the rights, powers, trusts, duties and immunities of the trustee under the applicable Indenture.

The term “U.S. Government Obligations” is defined to mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and also includes a depositary receipt issued by a bank or trust company, as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

Satisfaction and Discharge

In addition, an Indenture will cease to be of further effect with respect to the debt securities of a series issued under that Indenture, subject to certain exceptions generally relating to compensation and indemnity of the trustee, when either:

●	all outstanding debt securities of that series have been delivered to the trustee for cancellation and we have paid all sums payable by us under the Indenture with respect to such series, or

●	all outstanding debt securities of that series not delivered to the trustee for cancellation either: (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year; and we have deposited irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.

Modification of the Indentures

Modifications and amendments of each Indenture may be made by us and the trustee, through a supplemental indenture, without the consent of the holders of the debt securities or with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities affected by such modification or amendment; provided however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

●	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

●	reduce the principal amount of or interest on, or any premium payable upon redemption of, any debt security;

●	change certain other terms related to waiver of past defaults or covenants (such as covenants and provisions of the Indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected);

●	reduce the percentage of the principal amount of the outstanding debt security of any series, the consent of whose holders is required to modify or amend the applicable Indenture or waive compliance with, or consent to certain defaults under, the provisions of such Indenture; or

●	make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of such security.

Our board of directors does not have the power to waive any of the covenants of each Indenture, including those relating to consolidation, merger or sale of assets.

Our board of directors does not have the power to waive any of the covenants of each Indenture, including those relating to consolidation, merger or sale of assets.

Events of Default, Notice and Waiver

The following will be "Events of Default" with respect to any particular series of the debt securities under the Indentures:

●	default in any payment of interest on such series when due, continued for 30 days;

●	default in any payment of principal and premium, if any, of, or sinking fund installment on, such series when due;

●	default in the performance, or breach, of any covenant or warranty of ours applicable to such series continued for 60 days after written notice to us by the trustee or the holders of at least 25% in principal amount of such series;

●	certain events of bankruptcy, insolvency or reorganization; and

●	any other event of default we may provide for that series.

No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

The trustee will, within 90 days after the occurrence of any default with respect to any series of the debt securities, give to the holders thereof notice of such default known to the trustee, unless such default has been cured or waived (the term default for this purpose means any event which is, or after notice or lapse of time, or both, would become, an Event of Default); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of such series of debt securities or in the payment of any sinking fund installments, the trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of that series.

We will be required to furnish to the trustee each year a statement as to the fulfillment by us of our obligations under the applicable Indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series may, in respect of such series, waive certain defaults and may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture.  The trustee has the right to decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction or would involve the trustee in personal liability.  Each Indenture provides that in case an Event of Default occurs and is continuing with respect to any series of the debt securities, the trustee will be required to exercise any of its rights and powers under such Indenture with the degree of care and skill such as a prudent man would exercise in the conduct of his own affairs.  Notwithstanding the foregoing, the trustee will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee or the holders of at least 25% in principal amount of such series may declare such series due and payable.

Each Indenture provides that no holder of debt securities of any series may institute any action against us under such Indenture (except in the case of an Event of Default) unless the holder has previously given notice to the trustee of a continuing Event of Default, holders of at least 25% in principal amount of such series have requested the trustee to institute such action and have offered the trustee reasonable indemnity, and the trustee has not instituted such action within 60 days of such request.

Consolidating, Merger or Sale of Assets

We may not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless, among other conditions:

●	the corporation formed by such consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities, if any, issued under the applicable Indenture and the performance of every covenant of such Indenture to be performed by us; and

●	immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, has happened and is continuing.

Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which we are merged or to which such sale is made, will succeed to, and be substituted for, us under such Indenture.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the Indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Governing Law

New York Law will govern the Indentures and the debt securities, without regard to its conflicts of law principles.

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We have authorized 255,000,000 shares of capital stock, par value $0.001 per share, of which 250,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock.

As of May 11, 2018, we had 16,309,969 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “INPX”. On May 14, 2018, the last sale price of our common stock was $0.41 per share. The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. with an address at 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209.

Description of Preferred Stock

Our articles of incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	Impairing dividend rights of our common stock;

●	Diluting the voting power of our common stock;

●	Impairing the liquidation rights of our common stock; and

●	Delaying or preventing a change of control without further action by our stockholders.

Series 4 Preferred Stock

Our board of directors has designated an aggregate of 10,415 shares of preferred stock as Series 4 Convertible Preferred Stock (“Series 4 Preferred Stock”). As of May 11, 2018, there were 6,989 shares of Series 4 Preferred Stock outstanding. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificate of designation of preferences, rights and limitations of Series 4 Preferred Stock.

The following is a summary of the material terms of our Series 4 Preferred Stock. For more information, please refer to the certificate of designation of preferences, rights and limitations of the Series 4 Preferred Stock filed as an exhibit to the current report on Form 8-K filed with the SEC on April 24, 2018.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series 4 Preferred Stock will be entitled to receive distributions out of our assets, whether capital or surplus, of the same amount that a holder of common stock would receive if the Series 4 Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Dividends. Holders of the Series 4 Preferred Stock will be entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series 4 Preferred Stock.

Conversion. Each share of Series 4 Preferred Stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of $1,000 by the conversion price equal to $0.46 per share (subject to adjustment described below). This right to convert is limited by the beneficial ownership limitation described below.

Anti-Dilution Protection and One-Time Reset Provision. The Series 4 Preferred Stock contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $0.124. In addition, on the 60th day following the original issuance date of the Series 4 Preferred Stock, the conversion price will be reduced, and only reduced, to the lesser of (x) the then conversion price, as may be adjusted, and (y) 80% of the VWAP (as defined in the certificate of designation for the Series 4 Preferred Stock) on the trading day immediately prior to the 60th day, provided that the conversion price will not be less than $0.124.

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series 4 Preferred Stock, to the extent that, after giving effect to such conversion, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion (subject to the right of the holder to increase such beneficial ownership limitation upon notice to us, provided that any increase in beneficial ownership limitation shall not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Series 4 Preferred Stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires Series 4 Preferred Stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock, preferred stock or other securities.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, debt securities, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” Description of Debt Securities and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Warrants

Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

We may issue warrants for the purchase of common stock, preferred stock or debt securities.  We may issue warrants independently or together with any offered securities.  The warrants may be attached to or separate from those offered securities.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants.  These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, if applicable, unexercised warrants will become void.  Warrants may be exercised as described in the applicable prospectus supplement.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Outstanding warrants to purchase our common stock are as follows:

As of May 11, 2018, we have warrants issued and outstanding for the purchase of up to 64,918,852 shares of our common stock, at exercise prices ranging from $0.634 to $3,375.00. The warrants are held by 154 security holders. Outstanding warrants to purchase our common stock are as follows:

Issuance Date	Number of Shares	Exercise Period	Exercise Price
March 20, 2013	186	From March 20, 2013 to March 20, 2020 (except the Lock-Up Period as defined in the warrant)	$405.00
August 29, 2013	125	From August 29, 2013 to August 29, 2020 (except the Lock-Up Period as defined in the warrant)	$1,080.00
April 15, 2014	229	From April 15, 2015 to April 14, 2019	$3,375.00
November 17, 2015	112	From November 17, 2015 to November 17, 2018	$450.00
June 30, 2017	5,595	June 30, 2017 to June 30, 2022	$9.00
August 9, 2017	36,526	From August 9, 2017 to August 9, 2022	$16.50
January 8, 2018	599,817	From February 2, 2018 to February 2, 2023	$3.00
February 20, 2018	42,287,102	From February 20, 2018 to February 20, 2023	$0.634
April 24, 2018	21,989,160	From April 24, 2018 to April 24, 2023	$0.67

Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes (“NRS”) provides, in general, that a corporation incorporated under the laws of the State of Nevada, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

Our articles of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has fewer than 100 stockholders of record who are residents of Nevada and does not do business in Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our Board.

Blank Check Preferred Stock

The ability to authorize “blank check” preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on the NASDAQ Capital Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system.  Any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

The Securities the Selling Security Holders May Offer

In addition to the securities we may offer, the Selling Security Holders may use this prospectus to offer and sell in one or more secondary offerings up to 599,817 shares of common stock upon exercise of the Warrants that we sold to the Selling Security Holders on January 8, 2018 in a transaction exempt from the registration requirements of the Securities Act pursuant to the securities purchase agreement with the Selling Securities Holders. The Selling Security Holders’ shares have been included in the registration statement of which this prospectus is a part in satisfaction of registration rights granted to the Selling Security Holders.

SELLING SECURITY HOLDERS

On January 5, 2018, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Security Holders pursuant to which the Company agreed to sell, in a registered direct offering, an aggregate of 599,817 shares (the “Shares”) of the Company’s common stock, at a purchase price of $5.31 per share. Concurrently with the sale of the Shares, in connection with a private placement, the Company also agreed to sell warrants to purchase up to 599,817 shares of common stock (the “Warrants”). The closing of the sales of the Shares and Warrants under the Purchase Agreement occurred on January 8, 2018. The aggregate gross proceeds for the sale of these securities were approximately $3.2 million.

The Warrants became exercisable on February 2, 2018 (the “Initial Exercise Date”), at an exercise price per share equal to $6.60, subject to certain adjustments pursuant to the terms of the Warrants (the “Exercise Price”), and will expire on the fifth anniversary of the Initial Exercise Date.

The Warrants provide for adjustment of the Exercise Price if, while the Warrants are outstanding, the Company or any significant subsidiary thereof, as applicable, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents at an effective price per share that is less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”). In the event a Dilutive Issuance occurs, the Exercise Price shall be reduced to equal the Base Share Price, provided that the Base Share Price shall not be less than $3.00 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Purchase Agreement). As a result of a Dilutive Issuance as of February 20, 2018, the Exercise Price of the Warrants has been adjusted to $3.00 per share.

The shares of common stock being offered by the Selling Security Holders are those issuable to the Selling Security Holders upon exercise of the Warrants. We are registering the shares of common stock issuable upon exercise of the Warrants in order to permit the Selling Security Holders to offer such shares for resale from time to time. See “Plan of Distribution.” None of the Selling Security Holders nor any of their affiliates has held an executive office, or had any other material relationship, with us or any of our affiliates in the past three years except that certain Selling Security Holders purchased securities from the Company in the Company’s offerings in December 2016, June 2017, August 2017 and April 2018, and all the Selling Security Holders purchased securities in the Company’s offering in February 2018.

The table below lists information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by each Selling Security Holder supplied to us by the Selling Security Holders.

The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of May 11, 2018, based on the ownership of shares of common stock that have been issued and could be issued pursuant to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of May 11, 2018, without taking account of any limitations on exercise of these securities set forth therein.

The third column lists the shares of common stock being offered by this prospectus by each Selling Security Holder without taking into account any limitations on exercise of the Warrants set forth therein.

The fourth column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of the date after the offering, based on the ownership of shares of common stock that have been issued and could be issued pursuant to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of the date after the offering, without taking account of any limitations on exercise of the February Warrant, the April Warrant (each, as defined below) or other convertible securities held by each Selling Security Holder set forth therein.

The fifth column lists the percentage of common stock beneficially owned by each Selling Security Holder taking into account any limitations on exercise of the February Warrant, the April Warrant or other convertible securities held by each Selling Security Holder set forth therein.

As of May 11, 2018, some of the Selling Security Holders owned warrants issued by the Company on August 9, 2017 (the “August Warrants”), Series 4 Preferred Stock, and warrants issued on April 24, 2018 (the “April Warrants”), and all of the Selling Securities Holders held warrants issued by the Company on February 20, 2018 (the “February Warrants”). Under the terms of a Selling Security Holder’s Warrant, the February Warrant, the August Warrant, the April Warrant or the Series 4 Preferred Stock, as applicable, the Selling Security Holder may not exercise these securities to the extent (but only to the extent) that the Selling Security Holder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% or 9.99%, as applicable, of the outstanding shares of our common stock. The numbers of shares of common stock prior to and after the offering reported in the second and fourth columns do not reflect the beneficial ownership limitations. The ownership percentage in the fifth column reflects these limitations.

Name of Selling Security Holder	Number of Shares of Common Stock Owned Prior to Offering (1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock of Owned After Offering (1)	Ownership Percentage of after the Offering (1)

CVI Investments, Inc. (2)	4,610,499	(3)	94,162		4,516,337	4.99%
Hudson Bay Master Fund Ltd. (4)	15,005,109	(5)	94,162		14,910,947	9.99%
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (6)	4,145,048	(7)	94,162		4,050,886	4.99%
Empery Asset Management, LP, on behalf of Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Tax Efficient II, LP (8)	7,245,112	(9)	94,164	(10)	7,150,948	4.99%
Intracoastal Capital, LLC (11)	3,296,018	(12)	56,498		3,239,520	4.99%
Anson Investments Master Fund LP (13)	9,290,335	(14)	47,081		9,243,254	4.99%
L1 Capital Global Opportunities Master Fund Ltd. (15)	453,563	(16)	44,257		409,306	2.50%
Iroquois Master Fund Ltd. (17)	2,299,416	(18)	47,081		2,252,335	4.99%
Iroquois Capital Investment Group, LLC (19)	974,706	(20)	9,417		965,289	4.99%
Kingsbrook Opportunities Master Fund LP (21)	790,451	(22)	18,833		771,618	4.73%
Total:			599,817

(1) The Warrants, the February Warrants, the August Warrants, the April Warrants and the Series 4 Preferred Stock include a beneficial ownership limitation of 4.99% or 9.99%, as elected by the Selling Security Holder of the shares of common stock outstanding immediately after giving effect to any exercise of the Warrant, the February Warrant, the April Warrant or the August Warrant or any conversion of the Series 4 Preferred Stock. As of May 11, 2018, we had 16,309,969 shares of common stock outstanding. The number of shares reported in columns 2 and 4 do not reflect the beneficial ownership limitation. The percentage number reported in column 5 reflects the beneficial ownership limitation of 4.99% or 9.99%, as applicable.

(2) Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is an affiliate of a broker dealer. CVI acquired the common stock underlying the Warrant being registered hereunder in the ordinary course of business, and at the time of the acquisition of the Warrant described herein, CVI did not have any arrangements or understandings with any person to distribute such securities.

(3) The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 8,381 shares of common stock, (ii) 94,162 shares of common stock underlying the Warrant, (iii) 3,312,303 shares of common stock underlying the February Warrant, (iv) 1,086,957 shares of common stock underlying the April Warrant and (v) 108,696 shares of common stock underlying 50 share of Series 4 Preferred Stock.

(4) Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(5) The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 94,162 shares of common stock underlying the Warrant, (ii) 9,384,859 shares of common stock underlying the February Warrant, (iii) 3,913,044 shares underlying the April Warrant and (iv) 1,613,044 shares underlying 742 shares of Series 4 Preferred Stock.

(6) Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as managing member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the securities held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and Mr. Khatri each disclaim any beneficial ownership of these securities.

(7) The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 94,162 shares of common stock underlying the Warrant, (ii) 1,876,972 shares of common stock underlying the February Warrant, (iii) 1,086,957 shares of common stock underlying the April Warrant and (iv) 1,086,957 shares underlying 500 shares of Series 4 Preferred Stock.

(8) Empery Asset Management LP, the authorized agent of Empery Asset Master, LTD (“EAM”), Empery Tax Efficient, LP (“ETE”) and Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by EAM, ETE and ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM, ETE and ETE II. Each of EAM, ETE, ETE II, Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(9) The number of shares set forth in column 2 includes: (i) 94,164 shares of common stock underlying the Warrants held by EAM, ETE and ETE II, (ii) 5,520,506 shares of common stock underlying the February Warrants held by EAM, ETE and ETE II, (iii) 1,086,958 shares of common stock underlying the April Warrants held by EAM, ETE and ETE II, (iv) 543,478 shares of common stock underlying 250 share of Series 4 Preferred Stock held by EAM, ETE and ETE II and (v) 6 shares of common stock held by EAM, ETE and ETE II.

(10) The number of shares being registered includes (i) 25,077 shares of common stock underlying the Warrant held by EAM, (ii) 14,110 shares of common stock underlying the Warrant held by ETE and (iii) 54,977 shares of common stock underlying the February Warrant held by ETE II.

(11) Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the common stock underlying the Warrant being registered hereunder in the ordinary course of business, and at the time of the acquisition of the Warrant described herein, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

(12) The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 56,498 shares of common stock underlying the Warrant, (ii) 2,346,215 shares of common stock underlying the February Warrant, (iii) 543,479 shares of common stock underlying the April Warrant, (iv) 343,479 shares of common stock underlying 158 shares of Series 4 Preferred Stock and (v) 6,347 shares of common stock underlying the August Warrant.

(13) Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the securities held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman.

(14) The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 47,081 shares of common stock underlying the Warrant, (ii) 4,998,818 shares of common stock underlying the February Warrant, (iii) 2,717,392 shares of common stock underlying the April Warrant, (iv) 1,413,044 shares of common stock underlying the Series 4 Preferred Stock and (iv) 114,000 shares of common stock.

(15) David Feldman has voting and dispositive power over shares held by L1 Capital Global Opportunities Master Fund Ltd.

(16) The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants owned by the Selling Security Holder with respect to (i) 44,257 shares of common stock underlying the Warrant and (ii) 409,306 shares of common stock underlying the February Warrant.

(17) Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As President and managing member of Iroquois Capital, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of 1934, as amended) of the securities held by IMF. Notwithstanding the foregoing, Mr. Abbe and Mrs. Page disclaim such beneficial ownership.

(18) The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 1,288 shares of common stock, (ii) 47,081 shares of common stock underlying the Warrant, (iii) 1,642,351 shares of common stock underlying the February Warrant, (iv) 380,435 shares of common stock underlying the April Warrant and (v) 228,261 share of common stock convertible from 105 shares of Series 4 Preferred Stock.

(19) Richard Abbe is the natural persons with voting and investment power over these securities.

(20) The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 553 shares of common stock, (ii) 9,417 shares of common stock underlying the Warrant, (iii) 703,865 shares of common stock underlying the February Warrant, (iv) 163,044 shares of common stock underlying the April Warrant and (iv) 97,827 shares of common stock convertible from 45 shares of Series 4 Preferred Stock.

(21) Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(22) The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 18,833 shares of common stock underlying the Warrant, (ii) 552,051 shares of common stock underlying the February Warrant, (iii) 217,392 shares of common stock underlying the April Warrant, (iv) 2,174 shares of common stock underlying 1 share of Series 4 Preferred Stock and (v) 1 share of common stock.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after the offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more shares of common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Each Selling Security Holder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Security Holder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement is declared effective by the SEC;

●	broker-dealers may agree with a Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Each Selling Security Holder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, each Selling Security Holder may transfer the shares of common stock by other means not described in this prospectus. If any Selling Security Holder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Security Holder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, each Selling Security Holder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. Each Selling Security Holder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. Each Selling Security Holder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Each Selling Security Holder may pledge or grant a security interest in part or all of its Warrant and, if it defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock subject to the Warrant from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. Each Selling Security Holder also may transfer and donate the shares of common stock subject to the Warrant in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Security Holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Security Holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Security Holders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Security Holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Security Holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Security Holders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP (“MSK”), New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement. As of the date of this filing, MSK and certain principals of the firm beneficially own securities of the Company representing in the aggregate less than five percent of the shares of the registrant’s common stock outstanding immediately prior to the filing of this registration statement. Although MSK is not obligated to, it may accept securities of the Company as payment for services in the future.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.inpixon.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 27, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC on May 15, 2018;

●	our Current Reports on Form 8-K, as filed with the SEC on January 9, 2018, February 5, 2018, February 6, 2018 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01), February 16, 2018, March 6, 2018, April 4, 2018, April 23, 2018, April 24, 2018, April 30, 2018 and May 3, 2018 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01); and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offerings (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

Inpixon

Attn: Secretary

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

Subscription Rights to Purchase Up to 10,000 Units

Consisting of an Aggregate of Up to 10,000 Shares of Series 5 Convertible Preferred Stock

and Warrants to Purchase Up to 2,000,000 Shares of Common Stock

at a Subscription Price of $1,000 Per Unit

Dealer-Manager

Maxim Group LLC

December     , 2018